                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        RELIANCE GROUP HOLDINGS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[LOGO]


                                          April 11, 1997

Dear Fellow Stockholders,

     You are cordially invited to attend the Reliance Group Holdings, Inc. 1997 Annual Meeting of Stockholders to be held on Thursday, May 8, at The Guggenheim Museum in New York, New York.

     The Annual Meeting will begin with a discussion and vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting, followed by a report on Company operations and an opportunity to ask questions of your senior management.

     While I hope that you will be able to attend in person, whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope.


                                          /s/ Saul P. Steinberg

                                          Saul P. Steinberg
                                          Chairman of the Board and
                                          Chief Executive Officer

                        RELIANCE GROUP HOLDINGS, INC.

                           ------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 8, 1997

                           ------------------------

     The Annual Meeting of Stockholders of Reliance Group Holdings, Inc., a Delaware corporation, will be held at The Guggenheim Museum, 1071 Fifth Avenue, New York, New York, 10128 at 10:00 a.m. on Thursday, May 8, 1997.

     At this meeting, the stockholders will be asked to:

          1. Elect thirteen directors to serve for the ensuing year.

          2. Approve the Reliance Group Holdings, Inc. 1997 Stock Option Plan.

          3. Approve the Reliance Group Holdings, Inc. Employee Stock Purchase Plan.

          4. Transact any other business which may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 10, 1997 will be entitled to notice of, and to vote at, this meeting. A list of such stockholders will be available for inspection at the offices of Reliance Group Holdings, Inc. at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 during normal business hours during the ten-day period prior to the meeting.

     Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the meeting, please vote, sign, date and return the enclosed proxy as promptly as possible in the enclosed stamped envelope. This will enable your shares to be voted in accordance with your instructions.

                                          By Order of the Board of Directors,

                                            Reliance Group Holdings, Inc.

                                              /s/ Howard E. Steinberg

                                                 Howard E. Steinberg,
                                                   Corporate Secretary

Dated: April 11, 1997

                               PROXY STATEMENT
                        RELIANCE GROUP HOLDINGS, INC.
                              PARK AVENUE PLAZA
                             55 EAST 52ND STREET
                           NEW YORK, NEW YORK 10055

                           ------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 8, 1997
                           ------------------------
                                    VOTING

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Reliance Group Holdings, Inc. (the 'Company') for use at the Annual Meeting of Stockholders (the 'Annual Meeting') to be held at The Guggenheim Museum, 1071 Fifth Avenue, New York, New York 10128 on Thursday, May 8, 1997 at 10:00 a.m. and at any adjournments thereof. If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions thereon. A proxy given pursuant to this solicitation is revocable by written notice delivered to the Corporate Secretary of the Company at any time prior to its exercise, by executing and delivering a later dated proxy or by attending the Annual Meeting and voting in person. Unless previously revoked or unless other instructions are on the proxy, it will be voted 'FOR' the election of the thirteen persons nominated by the Board of Directors for election as Directors of the Company, 'FOR' adoption of the Reliance Group Holdings, Inc. 1997 Stock Option Plan (the '1997 Stock Option Plan') and 'FOR' adoption of the Reliance Group Holdings, Inc. Employee Stock Purchase Plan (the 'Stock Purchase Plan' and together with the Stock Option Plan, the 'Plans'). The cost of this solicitation will be borne by the Company. This proxy statement is being mailed commencing April 11, 1997, to stockholders of record on March 10, 1997.

     Holders of record of Common Stock, par value $.10 per share of the Company (the 'Common Stock') at the close of business on March 10, 1997, are entitled to vote at the Annual Meeting. On that date, 114,305,067 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held. Pursuant to the Delaware General Corporation Law, only votes cast 'FOR' a matter constitute affirmative votes. Votes withheld will not have any effect on the election of Directors but votes 'withheld' or abstentions are counted for quorum purposes and will have the same effect as negative votes or votes 'against' approval of the Plans.

     Approximately 45% of the Common Stock is, and on March 10, 1997 was, owned by Saul P. Steinberg, members of his family and affiliated trusts (the 'Steinberg Group'). The members of the Steinberg Group have informed the Company that they intend to vote 'FOR' the election of the thirteen persons nominated by the Board of Directors for election as Directors of the Company and 'FOR' the adoption by the Company of each of the Plans. The election of such Directors and the approval of the Plans are, therefore, virtually assured.

                      PROPOSAL 1--ELECTION OF DIRECTORS


     The thirteen persons named below (all of whom are currently Directors of the Company) have been nominated by the Board of Directors, upon the recommendation of the Nominating Committee, for election as Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and shall qualify. Directors will be elected by a plurality of the votes cast. Each of the persons named below is also a director of Reliance Financial Services Corporation and Reliance Insurance Company ('Reliance Insurance'), subsidiaries of the Company.

SAUL P. STEINBERG, 57                                        Director since 1981

     Mr. Steinberg founded and has been the Chief Executive Officer and a Director of the Company and predecessors of the Company since 1961. Mr. Steinberg is also a Director of Symbol Technologies, Inc. and Zenith National Insurance Corp. He is a member of the Board of Trustees of The University of Pennsylvania; Chairman of The Board of Overseers of the Wharton School of the University of Pennsylvania; a member of the Board of Overseers of Cornell University Medical College; a member of the Board of Trustees of the Long Island Jewish Medical Center; a Director of New York Hospital Cornell Medical Center and a Trustee of the New York Public Library. Mr. Steinberg is Chairman of the Executive Committee and the Regular Compensation Committee of the Board of Directors. He is the brother of Mr. Robert M. Steinberg, President and Chief Operating Officer of the Company and the brother-in-law of Mr. Bruce L. Sokoloff, Senior Vice President--Administration of the Company. Mr. Steinberg served as Chief Executive Officer of Telemundo Group, Inc. ('Telemundo') from February 1990 until May 1992. On July 30, 1993, Telemundo consented to the entry of an order for relief under Chapter 11 of the United States Bankruptcy Code. Telemundo's plan of reorganization was consummated on December 30, 1994.

GEORGE R. BAKER, 67                                          Director since 1983

     Mr. Baker was a director of predecessors of the Company from 1974 to 1982. His principal business activity during the past five years has been serving as a Corporate Director/Advisor to various business enterprises. Mr. Baker is a Director of The Midland Company, WMS Industries Inc. and W.W. Grainger, Inc. He is a Member of the Board of Trustees of The Field Museum of Chicago; the Board of Trustees of Children's Memorial Hospital, Chicago; and the Board of Trustees of Coe College, Cedar Rapids, Iowa. Mr. Baker is Chairman of the Stock Option, Special Compensation and Special Committees of the Board of Directors and a member of the Audit and Nominating Committees of the Board of Directors.

GEORGE E. BELLO, 61                                          Director since 1982

     Mr. Bello has been Executive Vice President and Controller of the Company since 1982. He has held various positions with predecessors of the Company since 1968. He is a Director of Zenith National Insurance Corp., United Dental Care, Inc. and Horizon Mental Health Management, Inc. Mr. Bello is Chairman of the Finance Committee of the Board of Directors.

DENNIS A. BUSTI, 54                                          Director since 1991

     Mr. Busti has been President and Chief Executive Officer of Reliance

National, a principal operating unit of the Company, since June 1987.

LOWELL C. FREIBERG, 57                                       Director since 1982

     Mr. Freiberg has been Senior Vice President of the Company since 1982 and Chief Financial Officer of the Company since 1985. Mr. Freiberg also served as Treasurer of the Company from 1982 until March 1994 and held various positions with predecessors of the Company since 1969. He is a Director of Symbol Technologies, Inc. Mr Freiberg is a member of the Finance Committee of the Board of Directors.

DR. THOMAS P. GERRITY, 55                                    Director since 1993

     Dr. Gerrity has been Dean of The Wharton School of The University of Pennsylvania since 1990. He is a Director and member of the Compensation and Management Development Committee of Digital Equipment Corporation and a Director of Federal National Mortgage Association, Sun Company, Inc., Union Carbide Corporation and CVS Corporation. Dr. Gerrity is also a trustee of the MAS Funds and a member of the Executive Committee of Technology Leaders L.P. Dr. Gerrity is Chairman of the Nominating Committee of the Board of Directors and is a member of the Audit Committee of the Board of Directors.

JEWELL JACKSON MCCABE, 51                                    Director since 1991

     Ms. McCabe has been President of Jewell Jackson McCabe Associates, consultants specializing in strategic planning and communications, since 1984 and Chair of the New York State Jobs Training Partnership Council, a federally funded training program for disadvantaged workers, since 1983. Ms. McCabe is the Founder and Chair of the National Coalition of 100 Black Women; and a Director or Trustee of the National Alliance of Business, New York City Investment Fund, The Children's Advocacy Center, United Hospital Fund and New York City Partnership. She is also a member of The Board of Overseers of the Wharton School of the University of Pennsylvania, the Government Relations Committee of the United Way of America, the Executive Committee of the Association for a Better New York and a council member of the United States Holocaust Memorial Council. Ms. McCabe is a member of the Stock Option, Regular Compensation and Finance Committees of the Board of Directors.

IRVING SCHNEIDER, 77                                         Director since 1982

     Mr. Schneider was a director of predecessors of the Company from 1979 to 1982. He has been Executive Vice President of Helmsley-Spear, Inc., a real estate management corporation, for over twenty years. Mr. Schneider is also Chairman Emeritus of the Long Island Jewish Medical Center, Vice Chairman of the Association for a Better New York and Trustee Emeritus of Brandeis University. He is Life Trustee of United Jewish Appeal Federation of New York. Mr. Schneider is a member of the Audit and Stock Option Committees of the Board of Directors.

BERNARD L. SCHWARTZ, 71                                      Director since 1982


     Mr. Schwartz was a director of predecessors of the Company from 1965 to 1982. He has been Chairman of the Board and Chief Executive Officer of Loral Space & Communications Ltd., a high-technology company concentrating on satellite manufacturing and satellite-based services, since 1996. From 1972 through 1996, Mr. Schwartz was Chairman of the Board and Chief Executive Officer of Loral Corporation, a defense electronics and communications company. Since 1989, he has also been Chairman and Chief Executive Officer of K & F Industries, Inc., a manufacturer of aircraft wheels and brakes. Since 1990, Mr. Schwartz has been Chairman of Space Systems/Loral, Inc. He is a Director of First Data Corporation and Globalstar Telecommunications, Ltd. (of which he is also chief executive officer) and a Trustee of New York University Medical Center and the Global Foundation for Humanity. Mr. Schwartz is also a member of the Board of Advisors of the School of Advanced International Studies at Johns Hopkins. Mr. Schwartz is a member of the Executive Committee of the Board of Directors.

RICHARD E. SNYDER, 64                                        Director since 1994

     Mr. Snyder became Chairman and Chief Executive Officer of Golden Books Family Entertainment, Inc., (formerly, Western Publishing Group, Inc.) in May 1996, after serving as President from February 1996 through May 1996. He was Chief Executive Officer and Chairman of the Board of Directors of Simon & Schuster, the publishing firm, from 1975 through 1994. Mr. Snyder is a member of the Board of Directors of the National Book Awards, the Children's Blood Foundation and HSN, Inc. Mr. Snyder is also a member of the New York Zoological Society, the Society Fellows, the Library Committee of the American Museum of Natural History, the Council on Foreign Relations, the Economic Club of New York and the Overseers for the University Libraries of Tufts University. Mr. Snyder is a member of the Finance and Nominating Committees of the Board of Directors.

THOMAS J. STANTON, JR., 69                                   Director since 1982

     Mr. Stanton was a director of predecessors of the Company from 1966 to 1982. He is Chairman Emeritus of National Westminster Bank NJ, and served as Chairman of the Board of Directors or President of National Westminster Bank NJ or its predecessor from 1967 through January 1990. He is a Director of Loral Space & Communications Ltd. He is Treasurer and Director of the New Jersey State Chamber of Commerce and a Director of Hudson County Chamber of Commerce & Industry and the Conference of Christians and Jews. He is a member of the Board of Regents of Saint Peter's College Partnership for New Jersey. He is Chairman of Hudson County Tax Research Council Executive Committee; Trustee of Montclair Museum, Liberty Science Center and Saint Peter's Prep; and Chairman and Treasurer of the Foundation of the University of Medicine and Dentistry of New Jersey. Mr. Stanton is Chairman of the Audit Committee of the Board of Directors and a member of the Special Compensation and Special Committees of the Board of Directors.

ROBERT M. STEINBERG, 54                                      Director since 1981

     Mr. Steinberg has been President and Chief Operating Officer of the Company since 1982. Mr. Steinberg has been Chairman of the Board and Chief Executive Officer of Reliance Insurance since 1984. He has held various positions with predecessors of the Company since 1965. He is a Director of Zenith National Insurance Corp. Mr. Steinberg is a Trustee of The Robert Steel Foundation for Pediatric Cancer Research and Bank Street College. Mr. Steinberg is a member of the Executive Committee and the Regular Compensation Committee of the Board of Directors. Mr. Steinberg is the brother of Mr. Saul P. Steinberg, Chairman and Chief Executive Officer of the Company, and the brother-in-law of Mr. Bruce L. Sokoloff, Senior Vice President--Administration of the Company.

JAMES E. YACOBUCCI, 45                                       Director since 1989

     Mr. Yacobucci has been Senior Vice President--Investments of Reliance Insurance since May 1989. He became Senior Vice President--Investments of the Company in December 1990.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held seven meetings during 1996. The Board of Directors has an Audit Committee, which held four meetings during 1996, and a Regular Compensation Committee, which met informally on several occasions and acted twice by unanimous written consent during 1996. The Board of Directors also has a Special Compensation Committee, which held five meetings and acted twice by unanimous written consent during 1996, a Stock Option Committee, which held three meetings and acted once by unanimous written consent during 1996, a Special Committee, which met twice in 1996, and a Nominating Committee, which met once during 1996. Each Director of the Company attended at least 75% of the aggregate number of meetings held by the Board of Directors and by the committees of which he or she was a member (other than Irving Schneider who attended approximately 71% of the aggregate number of meetings held by the Board of Directors and by the committees of which he is a member).

     The Audit Committee's responsibilities include recommendations as to the engagement of independent auditors, approval of fee proposals and the scope of the audits by the independent and internal auditors, periodic meetings with both independent and internal auditors to discuss the results of audit examinations, and review of the adequacy of internal accounting and financial reporting controls and of current developments in financial reporting and accounting. The Regular Compensation Committee is responsible for evaluating the performance and approving the compensation of senior officers of the Company who are not Directors of the Company. The Special Compensation Committee is responsible for evaluating the performance and approving the compensation of officers of the Company who are also Directors of the Company and of principal executive officers of the Company's insurance operations. The Special Compensation Committee is also responsible for reviewing the participation of key executives of the Company in certain transactions involving the Company. The Special Compensation Committee also administers each of the Reliance Group Holdings, Inc. Executive Bonus Plan, the Executive Bonus Plan for James E. Yacobucci and the Reliance Group Holdings, Inc. 1994 Employee Stock Option Plan as it applies to the executive officers of the Company. The Special Compensation Committee will administer the Reliance Group Holdings, Inc. 1997 Stock Option Plan as it applies to the executive officers of the Company and will select the executive officers eligible to receive options thereunder if such Plan is approved by the stockholders at the Annual Meeting. The Stock Option Committee administers the

Company's 1986 and 1994 Employee Stock Option Plans (other than with respect to the executive officers of the Company). The Stock Option Committee also administers the 1994 Stock Option Plan for Non-Employee Directors (but does not select the persons eligible to receive options thereunder) and will administer and select the persons eligible to receive options under the Reliance Group Holdings, Inc. 1997 Stock Option Plan (other than with respect to the executive officers of the Company) if such Plan is approved by the stockholders at the Annual Meeting. The Special Committee is responsible for authorizing and approving the participation of the Company and one of its subsidiaries in financial transactions involving Reliance Figueroa Associates Limited Partnership, a partnership in which a Company subsidiary is the general partner and certain Directors and executive officers of the

Company are limited partners. The Nominating Committee is responsible for evaluating and recommending nominees for election to the Board of Directors.

     Any stockholder desiring to recommend a candidate for nomination to the Board of Directors should furnish to the Corporate Secretary of the Company a resume of the experience and qualifications of the proposed nominee and a written statement signed by the proposed nominee consenting to be nominated by the Board of Directors and to serve if elected. A candidate for director must be highly experienced, have knowledge and a background that will be useful to the Company and the ability to exercise sound business judgment. The candidate must also be willing and able to commit the time and effort needed to be an effective director. To be considered for the 1998 Annual Meeting of Stockholders, any such recommendation must be received at the principal executive offices of the Company on or before December 12, 1997.

COMPENSATION OF DIRECTORS

     Each Director of the Company who is not compensated as an officer of the Company or one of its subsidiaries receives director's fees of $25,000 per annum from the Company and $25,000 per annum from Reliance Insurance for serving as a director of Reliance Insurance. The Company also pays each member of its Audit, Stock Option, Nominating, Special Compensation and Special Committees $1,000 for each such committee meeting attended. In addition, the Company pays to the Chairman of each of the Audit, Stock Option, Nominating, Special Compensation and Special Committees a retainer of $5,000 per annum. Each person who is elected as a Director of the Company and is not an employee of the Company or any of its subsidiaries has been, or will upon such person's initial election, be granted an option to purchase 25,000 shares of Common Stock at the fair market value of such shares on the date of grant. The options granted to each Director of the Company who is not an employee of the Company or any of its subsidiaries vest one year from the date of grant, so long as the Director is still a Director on such date. The Company provides Mr. Stanton with $100,000 face value of permanent life insurance.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act')

and the regulations of the Securities and Exchange Commission (the 'Commission') thereunder require the Company's Executive Officers and Directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership with the Commission and The New York Stock Exchange, Inc. and to furnish the Company with copies of all such forms they file.

     Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1996, all of its Executive Officers, Directors, and 10% stockholders complied with the filing requirements applicable to them.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

     Approximately 45% of the Common Stock is owned by the Steinberg Group, composed of Saul P. Steinberg, members of his family and affiliated trusts. The following table sets forth information as of February 15, 1997 with respect to beneficial ownership of Common Stock by the Steinberg Group and its members, by each Director of the Company, by all executive officers and Directors of the Company as a group and by all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The persons named below hold sole voting and investment power with respect to the shares shown opposite their names unless otherwise indicated. Saul P. Steinberg, Robert M. Steinberg and the Steinberg Group have an address of Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055. Neuberger and Berman LLC has an address of 605 Third Avenue, New York, New York 10158-3698.

                                                                   NUMBER OF SHARES
                                                                    AND NATURE OF               PERCENT OF
                   NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP            CLASS(1)
                   ------------------------                      --------------------           ----------
Steinberg Group...............................................        51,037,493(2)                44.7%
Saul P. Steinberg.............................................        36,852,639(3)(4)(6)(9)       32.2%
Robert M. Steinberg...........................................        11,530,328(3)(5)(6)(9)       10.0%
Roni Sokoloff.................................................         4,657,191(6)(7)(9)           4.1%
Lynda Jurist..................................................         4,856,310(8)                 4.2%
George R. Baker...............................................            28,725(3)(11)            *
George E. Bello...............................................         1,446,145(6)(9)              1.3%
Dennis A. Busti...............................................           221,000(6)                *
Lowell C. Freiberg............................................         2,211,550(6)(10)             1.9%
Dr. Thomas P. Gerrity.........................................            45,000(11)               *
Jewell J. McCabe..............................................            25,000(11)               *
Irving Schneider..............................................           199,500(11)               *
Bernard L. Schwartz...........................................            35,000(11)(12)           *
Richard E. Snyder.............................................            26,000(11)               *

Thomas J. Stanton, Jr.........................................            26,000(11)               *
James E. Yacobucci............................................         1,700,400(6)(10)             1.5%
All Executive Officers and Directors as a Group (other than
  the Steinberg Group and Bruce L. Sokoloff)..................         5,427,711(6)(9)(10)(11)      4.6%
                                                                                (13)
Neuberger & Berman, LLC.......................................         5,896,000(14)                5.2%

------------------

     (1) An asterisk indicates that the shares owned represent less than 1% of the class.

     (2) Excludes shares of Common Stock allocable to contributions of members of the Steinberg Group under the Reliance Insurance Company Savings Incentive Plan (the 'SIP') and shares based on the assumed exercise of currently exercisable options to purchase Common Stock held by Saul P. Steinberg, Robert
M. Steinberg and Roni Sokoloff (through her husband, Bruce L. Sokoloff, and over which she disclaims beneficial ownership). See Notes 4, 5, 7 and 8. Including such shares, the Steinberg Group beneficially owned 52,615,638 shares of Common Stock, representing approximately 45.5% of the class. See Notes 6 and 9.

     (3) Includes with respect to each of Saul P. Steinberg and Robert M. Steinberg, and excludes with respect to George R. Baker, 5,280,830 shares owned by the Article III Residuary Trust under the will of Julius Steinberg. Saul P. Steinberg, Robert M. Steinberg, their mother and George R. Baker are the trustees thereof and have the shared power to vote and otherwise deal with the shares. Saul P. Steinberg, Robert M. Steinberg and their sisters Roni Sokoloff and Lynda Jurist are equal beneficiaries under the trust.

     (4) Includes 4,000 shares held by Saul P. Steinberg as custodian for his daughter, as to which he disclaims beneficial ownership. Includes 75,180 shares owned by Saul P. Steinberg's mother, 336,300 shares owned by his wife, 15,200 shares held by his wife as custodian for his daughter and 1,010,000 shares held by the Saul & Gayfryd Steinberg Foundation, Inc., as to all of which Saul P. Steinberg disclaims beneficial ownership. Excludes 151,340 shares held by trusts for the children of Saul P. Steinberg (for which Robert M. Steinberg serves as the sole trustee).

     (5) Includes 101,730 shares held by Robert M. Steinberg as custodian for his children and 151,340 shares held by trusts for children of Saul P. Steinberg for which Robert M. Steinberg serves as sole trustee, as to all of which Robert
M. Steinberg disclaims beneficial ownership.

     (6) Includes shares based on the assumed exercise of currently exercisable options to purchase Common Stock owned through the Company's 1986 Stock Option Plan as follows: Saul P. Steinberg--125,000, Robert M. Steinberg--1,125,000, Roni Sokoloff--130,000 (these options are owned by Bruce L. Sokoloff and Roni Sokoloff disclaims beneficial ownership thereof), George E. Bello--718,750, Dennis A. Busti--220,000, Lowell C. Freiberg--718,750, James E.

Yacobucci--200,000 and all executive officers and directors as a group (other than the Steinberg Group and Bruce L. Sokoloff)--2,603,750 shares.

     (7) Includes 400,000 shares owned by Bruce L. Sokoloff, the husband of Roni Sokoloff, 100,000 shares held by The Roni and Bruce Sokoloff Foundation, Inc. and 52,580 shares held by Mr. Sokoloff as custodian for their children, as to all of which Roni Sokoloff disclaims beneficial ownership. Mr. Sokoloff is Senior Vice President-Administration of the Company.

     (8) Includes 10,000 shares owned by Lynda Jurist's husband, 41,667 shares held by The Lynda and Joseph Jurist Foundation, Inc. and 89,940 shares held by Lynda Jurist as custodian for her children, as to all of which she disclaims beneficial ownership.

     (9) Includes shares allocable to employee contributions under the SIP, as to which the employee has dispositive power, as follows: Saul P. Steinberg--141,076, Robert M. Steinberg--32,588, Roni Sokoloff--24,481 (allocable to Bruce L. Sokoloff's contributions under the SIP and as to which Roni Sokoloff disclaims beneficial ownership), George E. Bello--20,450 and all Executive Officers and Directors as a Group (other than the Steinberg Group and Bruce L. Sokoloff)--23,141 shares. All of the Common Stock held under the SIP will be voted by a trustee of the SIP, CTC Illinois Trust Company, in its sole discretion, in accordance with the fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended.

     (10) Includes 182,900, 314,100 and 933,300 shares owned by the Reliance Group Holdings, Inc. Pension Trust (the 'Company Pension Trust'), the Commonwealth Land Title Insurance Company Pension Trust (the 'Commonwealth Pension Trust') and the Reliance Insurance Company Employee Retirement Trust (the 'Reliance Retirement Trust' and together with the Company Pension Trust and the Commonwealth Pension Trust, the 'Pension Trusts'), respectively. Lowell C. Freiberg and James E. Yacobucci are part of a three-person investment committee that directs the investments of the Pension Trusts, except with respect to the shares of the Company. Voting and dispositive power with respect to such shares has been transferred to LaSalle National Trust, N.A. ('LaSalle'), as independent fiduciary. The investment committee may revoke the authority of LaSalle on 30 days' notice. Each of Messrs. Freiberg and Yacobucci disclaims beneficial ownership of all of the shares described in this Note 10.

     (11) Includes, for each of George R. Baker, Dr. Thomas P. Gerrity, Jewell
J. McCabe, Irving Schneider, Bernard L. Schwartz, Richard E. Snyder and Thomas
J. Stanton, Jr., 25,000 shares based on the assumed exercise of currently exercisable options to purchase Common Stock owned through the Company's 1994 Stock Option Plan for Non-Employee Directors. Includes for all Executive Officers and Directors as a Group, 175,000 shares based on the assumed exercise of such options.

     (12) All of these shares (except for those included based on the assumed exercise of currently exercisable options) are beneficially owned by the Bernard and Irene Schwartz Foundation and investment and voting power over these shares are shared.

     (13) Excludes 5,280,830 shares owned by the Article III Residuary Trust under the will of Julius Steinberg. See Note 3. Includes 10,000 shares held by a

Company executive officer as trustee for his children, as to which beneficial ownership is disclaimed.

     (14) Based on the Schedule 13G with respect to the Common Stock filed by Neuberger & Berman LLC with the Securities and Exchange Commission for the fiscal year ended December 31, 1996. Based on that 13G, Neuberger & Berman LLC has shared power to dispose of all of the shares beneficially owned by it and shown in the table and sole power to vote 826,800 of such shares. The amount reflected in the table excludes 466,600 and 500,000 shares owned by principals of Neuberger & Berman LLC and the Neuberger & Berman Profit Sharing Retirement Plan, respectively, over which shares Neuberger & Berman LLC disclaimed beneficial ownership in the Schedule 13G.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1996, 1995 and 1994 by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the 'named executive officers').

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                            ------------
                                                                                               AWARDS
                                                                                            ------------
                                                    ANNUAL COMPENSATION                      SECURITIES
                                    ----------------------------------------------------     UNDERLYING
            NAME AND                                                      OTHER ANNUAL        OPTIONS/         ALL OTHER
       PRINCIPAL POSITION           YEAR    SALARY($)       BONUS($)     COMPENSATION($)      SARS(#)       COMPENSATION($)
       ------------------           ----    ---------       --------     ---------------     ----------     ---------------
Saul P. Steinberg                   1996    $1,800,000(1)  $2,013,000       $      --(3)             0        $ 1,386,000(5)
  Chairman of the Board & Chief     1995     1,800,000(1)   2,013,000         145,000(2)             0            290,000
  Executive Officer                 1994     1,800,000(1)   1,925,000          74,000(2)       500,000(4)          44,000

Robert M. Steinberg                 1996     1,375,000(1)   1,524,000              --          250,000             96,000(5)
  President & Chief Operating       1995     1,200,000(1)   1,323,000              --                0             86,000
  Officer                           1994     1,200,000(1)   1,265,000              --          500,000(4)         107,000

George E. Bello                     1996       675,000(1)     719,000              --          225,000             78,000(5)
  Executive Vice President &        1995       675,000(1)     719,000              --                0             61,000
  Controller                        1994       675,000(1)     687,500              --           75,000(4)          64,000

James E. Yacobucci                  1996     1,250,000      1,000,000              --          300,000              5,000(5)
  Senior Vice                       1995     1,250,000      2,500,000              --                0              5,000

  President--Investments            1994     1,250,000      1,250,000              --                0              5,000

Lowell C. Freiberg                  1996       600,000        690,000              --          225,000             74,000(5)
  Senior Vice President & Chief     1995       600,000        690,000              --                0             63,000
  Financial Officer                 1994       600,000        660,000              --           75,000(4)          65,000

------------------

     (1) Includes a $50,000 director's fee paid by a company, which may be deemed to be an affiliate of the Company, on whose board the executive serves at the request of the Company.

     (2) The 1995 and 1994 amounts include $141,000 and $57,000, respectively, for certain personal use of corporate aircraft.

     (3) This mark throughout the table indicates information not required to be reported under the rules of the Securities and Exchange Commission.

     (4) Each option listed carries one tandem stock appreciation right.

     (5) Includes 1996 contributions by the Company and its subsidiaries under the SIP for each of Saul P. Steinberg, Robert M. Steinberg, George E. Bello, James E. Yacobucci and Lowell C. Freiberg of $4,500. Includes bonuses paid by the Company that were used to obtain certain life insurance benefits as follows:
$3,700 for Saul P. Steinberg, $2,400 for Robert M. Steinberg, $5,900 for
George E. Bello and $3,700 for Lowell C. Freiberg. Includes the value of premiums or bonuses paid by the Company for split dollar life insurance in excess of the premiums paid by the executive officers as follows: $1,341,000 for Saul P. Steinberg, $76,200 for Robert M. Steinberg, $54,000 for George E. Bello and $27,600 for Lowell C. Freiberg. Includes allocation of premiums paid by the Company and its subsidiaries for medical reimbursement insurance for each of Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg of $13,200. Includes directors' fees paid by a company on whose board the executives serve at the request of the Company because the Company has a significant investment in such company as follows: $23,500 for Saul P. Steinberg and $25,000 for Lowell C. Freiberg.

                      OPTIONS/SAR GRANTS IN FISCAL 1996

     The following table sets forth information relating to the grant of stock options by the Company during 1996 to the named executive officers.

                                                   INDIVIDUAL GRANTS(1)
                                               ----------------------------
                                                                PERCENT OF
                                                                  TOTAL
                                                NUMBER OF        OPTIONS/

                                                SECURITIES     SARS GRANTED
                                                UNDERLYING     TO EMPLOYEES    EXERCISE OR
                                               OPTIONS/SARS     IN FISCAL      BASE PRICE     EXPIRATION    GRANT DATE
NAME                                            GRANTED(#)         YEAR          ($/SH)          DATE       VALUE $(2)
----                                           ------------    ------------    -----------    ----------    ----------
Saul P. Steinberg...........................           --            --%          $  --               --     $     --
Robert M. Steinberg.........................      250,000           8.9            8.00       10/12/2006      517,500
George E. Bello.............................      225,000           8.0            8.00       10/12/2006      465,750
James E. Yacobucci..........................      300,000          10.6            8.00       10/12/2006      621,000
Lowell C. Freiberg..........................      225,000           8.0            8.00       10/12/2006      465,750

------------------

     (1) All options listed in this table vest and become exercisable in cumulative installments of one-fourth of the number of shares of Common Stock after each of the second, third, fourth and fifth anniversaries of the date of grant if the optionee is an employee on such anniversaries.

     (2) Based on the Black-Scholes option pricing model adapted for use in valuing employee stock options. The actual value, if any, a named executive officer will realize will depend on the excess of the stock price over the exercise price on the date the options are exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions as to variables such as stock price volatility, risk-free rate, future dividend yield and term of the option. In calculating the grant dated present values set forth in the table, a factor of 27.19% has been assigned to the volatility of the Common Stock, based on weekly stock market quotations for the twelve months preceding October 2, 1996, the yield on the Common Stock has been set at 4.00% based upon its annual dividend rate of $.32 per share at October 2, 1996 divided by the price of the Common Stock on that date, the risk-free rate of return has been fixed at 6.42%, which equals the average monthly rate of a seven-year Treasury Note in October 1996, the applicable month of grant, as reported in the Federal Reserve Bulletin, and a term of seven years from the date of grant has been used. A seven-year term has been used in lieu of the actual term of the options of ten years based on the expected life of the options.

FISCAL 1996 YEAR-END OPTION/SAR VALUES

     The following table sets forth the number of shares covered by stock options held by the named executive officers at December 31, 1996 and also shows the values for 'in-the-money' options at that date.

                    NUMBER OF SECURITIES
                   UNDERLYING UNEXERCISED
                        OPTIONS/SARS                VALUE OF UNEXERCISED
                           HELD AT              IN-THE-MONEY OPTIONS/SARS AT
                   DECEMBER 31, 1996(#)(1)         DECEMBER 31, 1996($)(2)
                -----------------------------   -----------------------------

NAME             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----            -------------   -------------   -------------   -------------
Saul P.
 Steinberg...      125,000        375,000       $    406,250    $  1,218,750
Robert M.
 Steinberg...    1,125,000        625,000          5,706,250       1,500,000
George E.
  Bello......      718,750        281,250          3,787,350         485,150
James E.
 Yacobucci...      200,000        300,000          1,060,000         337,500
Lowell C.
  Freiberg...      718,750        281,250          3,787,350         485,150

------------------

     (1) Each of the options shown in the 'Exercisable' column and 375,000, 375,000, 56,250 and 56,250 of the options shown in the 'Unexercisable' column for Messrs. Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell
C. Freiberg, respectively, were granted with one tandem stock appreciation right.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     (2) Options and stock appreciation rights are classified as 'in-the-money' if the fair market value of the underlying common stock exceeds the exercise or base price of the option or stock appreciation right. The value of such in-the-money options and stock appreciation rights is the difference between the exercise or base price and the fair market value of the underlying common stock as of December 31, 1996. The fair market value of the Common Stock on December 31, 1996 was $9.125 per share.

PENSION PLAN TABLE

     The following table sets forth the approximate annual pension that a named executive officer may receive under (1) the Company's pension plan (the 'Company Pension Plan') and the Company's supplemental pension plan (the 'Company Supplemental Pension Plan') or (2) Reliance Insurance's pension plan (the 'Reliance Insurance Pension Plan') and Reliance Insurance's supplemental pension plan (the 'Reliance Insurance Supplemental Pension Plan' and together with the Company Supplemental Pension Plan, the 'Supplemental Pension Plans'), in each case assuming selection of a single life annuity, retirement at age 65 and the current level of covered compensation, based on the indicated assumptions as to covered compensation and years of service. Under the Internal Revenue Code of 1986, as amended (the 'Code'), for each of the Company Pension Plan and the Reliance Insurance Pension Plan, the maximum annual benefit allowed is $125,000 (which is a combined maximum for persons participating in both plans) and the maximum annual compensation for years beginning with 1994 that may be taken into account in 1997 is presently $160,000. Amounts shown on the following table in excess of $125,000 are payable by the Company only to persons participating in the Company Supplemental Pension Plan, including Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg, and are payable by Reliance Insurance only to persons participating in the Reliance Insurance Supplemental Pension Plan, including Saul P. Steinberg and Robert M. Steinberg. For purposes of the Supplemental Pension Plans, the covered compensation of each of Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg includes his bonus paid by the Company or Reliance Insurance, as applicable.

                                                               YEARS OF SERVICE
                               --------------------------------------------------------------------------------
COVERED COMPENSATION              5           10          15          20          25          30          35
--------------------           --------    --------    --------    --------    --------    --------    --------
$  150,000..................   $ 12,900    $ 25,800    $ 38,700    $ 51,600    $ 64,500    $ 77,400    $ 90,300
   200,000..................     17,525      35,050      52,575      70,100      87,625     105,150     122,675
   300,000..................     26,775      53,550      80,325     107,100     133,875     160,650     187,425
   500,000..................     45,275      90,550     135,825     181,100     226,375     271,650     316,925
   750,000..................     68,400     136,800     205,200     273,600     342,000     410,400     478,800
 1,000,000..................     91,525     183,050     274,575     366,100     457,625     549,150     625,000
 2,000,000..................    184,025     368,050     552,075     625,000     625,000     625,000     625,000

     For purposes of calculating pension benefits under the Company Pension Plan and the Company Supplemental Pension Plan, Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg had 36, 31, 28 and 27 years of credited service and 44, 39, 36 and 35 years of credited service, respectively. For purposes of calculating pension benefits under the Company Pension Plan, as of January 1, 1997, Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg had salaries of $160,000 each and for purposes of the Company Supplemental Pension Plan, had aggregate salaries and bonuses of $3,152,000, $2,097,000, $1,344,000 and $1,290,000, respectively. For purposes of calculating pension benefits under the Reliance Insurance Pension Plan, Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci had 20, 8 and 7 years of credited service, respectively. As of January 1, 1997, for purposes of calculating pension benefits under the Reliance Insurance Pension Plan, Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci had salaries of $160,000 each, and for purposes of the Reliance Insurance Supplemental Pension Plan, Saul P. Steinberg and Robert M. Steinberg had aggregate salaries and bonuses of $611,400 and $526,000 and 28 and 16 years of credited service, respectively. Under current Code limits and plan provisions, the aggregate pension benefit payable to an individual under all pension plans and supplemental pension plans maintained by the Company and its subsidiaries cannot exceed $625,000. Benefits under each of the above named plans are calculated on the basis of a single life annuity and are not subject to any deduction for Social Security benefits or offset amounts.

EMPLOYMENT CONTRACTS

     In February 1996, Mr. Saul P. Steinberg and the Company entered into an employment agreement (the 'New SPS Employment Agreement') for a five-year term which commenced February 15, 1996 and which may be extended by Mr. Steinberg or the Company for three successive one-year periods (the 'Extended Term'). Pursuant to the New SPS Employment Agreement, Mr. Steinberg's base salary will be at least his salary as in effect on January 1, 1996 (which was $1,465,625), subject to increase by the Board of Directors (or any duly empowered committee thereof). Pursuant to the New SPS Employment Agreement, Mr. Steinberg will be eligible to receive a bonus for each year determined pursuant to the Amended Reliance Group Holdings, Inc. Executive Bonus Plan (the 'Executive Bonus Plan') or any other subsequent plan in which the chief executive officer or the chief operating officer of the Company participate. The Executive Bonus Plan currently provides for a maximum bonus equal to 115% of annual base salary from the Company and Reliance Insurance if certain preestablished, objective performance goals are achieved and an additional bonus of up to 85% of base salary if a minimum of eight of those goals are achieved and the thresholds for either or both of specified preestablished, objective performance goals relating to shareholders' equity and average return on shareholders' equity are achieved. Any subsequent plan must be approved by the stockholders of the Company and provide for a bonus potential of at least 100% of Mr. Steinberg's base salary. Pursuant to the New SPS Employment Agreement, if Mr. Steinberg is discharged without 'cause' or resigns because of the occurrence of certain events relating to a diminution or change in his duties, the Company is obligated to (i) continue his medical and dental benefits until the end of the Extended Term at the same charge to Mr. Steinberg as he would have paid had he remained employed by the Company, (ii) fully vest all stock option grants and permit the immediate exercise thereof for a period of twelve months after the date of such discharge or resignation and (iii) pay Mr. Steinberg an amount determined by multiplying the number of years remaining from the date of such discharge or resignation to the end of the Extended Term by the sum of his base salary plus the average bonus paid to him for the two years immediately prior to the date of such discharge or resignation. In the event of the termination of the New SPS Employment Agreement because of the death of Mr. Steinberg, his estate will receive a one-time payment in an amount equal to the sum of his base salary plus the average bonus paid to him for the two years immediately prior to his death. In the event of 'total disability' or 'partial disability' (each as defined in the New SPS Employment Agreement), Mr. Steinberg will be paid, until the third anniversary of the date of the total disability or the fifth anniversary of the date of the partial disability (or until the end of the Extended Term, whichever is earlier), his base salary and a bonus in an amount equal to the average bonus paid to him for the two years immediately preceding such disability (less any amounts paid to him under any of the Company's other disability plans). In addition, the New SPS Employment Agreement provides that for purposes of the Company Supplemental Pension Plan, Mr. Steinberg's benefits will be calculated using his total base salary and bonus compensation and Mr. Steinberg will be credited for all years of actual service with the Company and with all years until the end of the Extended Term (unless he is terminated for 'cause,' in which event he will only be credited with all years of actual service).

     Mr. Saul P. Steinberg also entered into a new employment agreement with

Reliance Insurance on substantially the same terms as the New SPS Employment Agreement (except that Mr. Steinberg's base salary as in effect on January 1, 1996 from Reliance Insurance was $284,375) (together with the New SPS Employment Agreement, the 'New SPS Employment Agreements').

     In February 1996, Mr. Robert M. Steinberg entered into employment agreements with the Company and Reliance Insurance on substantially the same terms as the New SPS Employment Agreements (the 'New RMS Employment Agreements'). The base salaries effective on February 15, 1996 for Robert M. Steinberg from the Company and Reliance Insurance were $1,060,000 and $265,000, respectively. Pursuant to the terms of Robert M. Steinberg's new employment agreement with the Company, his base salary may be reduced by not more than 15% by the Board of Directors (or any duly empowered committee thereof) for any year in which the base salary of the chief executive officer is similarly reduced. The base salaries for Robert M. Steinberg effective on January 1, 1997 from the Company and Reliance Insurance were $1,200,000 and $300,000, respectively.

     In February 1996, each of Messrs. George E. Bello, Executive Vice President and Controller of the Company, and Lowell C. Freiberg, Senior Vice President and Chief Financial Officer of the Company, entered into employment agreements with the Company (collectively, the 'Executive Employment Agreements') on substantially the same terms as the New RMS Employment Agreements. The base salaries as in effect on January 1, 1996 for Messrs. Bello and Freiberg were $625,000 and $600,000, respectively. Pursuant to the terms of the Executive Employment Agreements, the base salary of each of Messrs. Bello and Freiberg may be reduced by not more than 15% by the Board of Directors (or any duly empowered committee thereof) for any year in which the chief executive officer's and the chief operating officer's base salaries are similarly reduced. The base salaries as in effect on January 1, 1997 for Messrs. Bello and Freiberg were $675,000 and $650,000, respectively.

     The 1997 bonuses for Saul P. Steinberg and Robert M. Steinberg from the Company and Reliance Insurance and for George E. Bello and Lowell C. Freiberg from the Company will be paid in accordance with the terms of the Executive Bonus Plan. The Executive Bonus Plan provides for a bonus of up to 115% of annual base salary if certain preestablished, objective performance goals are achieved and an additional bonus of up to 85% of annual base salary if a minimum of eight of those goals are achieved and the thresholds for either or both of specified, preestablished, objective performance goals relating to shareholders' equity and average return on shareholders' equity are achieved.

REPORT OF COMPENSATION COMMITTEES OF THE BOARD

     Three separate committees of the Board of Directors of the Company are responsible for reviewing and determining the overall compensation of executive officers of the Company. The Regular Compensation Committee is responsible for reviewing and approving the compensation of all senior officers of the Company who are not Directors. The Special Compensation Committee is responsible for reviewing and approving the compensation of executive officers who are Directors of the Company, which includes all of the named executive officers, and of the principal executive officers of the Company's insurance operations. These committees are together referred to below as the 'Compensation Committees.' In addition, the Stock Option Committee of the Board awarded stock options for officers and key employees of the Company under the Company's 1986 and 1994 Stock Option Plans and will make awards under the Reliance Group Holdings, Inc. 1997 Stock Option Plan, assuming stockholder approval of such Plan (except, that under the 1994 Stock Option Plan and the 1997 Stock Option Plan, decisions with respect to the executive officers are made by the Special Compensation Committee). Both the Special Compensation Committee and the Stock Option Committee are comprised solely of outside Directors.

I. Executive Compensation Philosophy

     The executive compensation policies of the Company, as applied by the Compensation Committees and the Stock Option Committee during 1996, are designed to align compensation with the interests of the Company's stockholders. The goals of the Company are to attract and retain executives whose abilities are critical to the success of the Company, to support a performance-oriented environment that rewards individual initiative and achievement, to establish a relationship between compensation and the attainment of corporate objectives and to reward executives for the enhancement of long-term stockholder value. The Compensation Committees and the Stock Option Committee specifically endorse the position that stock-based compensation and stock ownership by executives are an important element in aligning the interests of executives with the stockholders and in enhancing stockholder value.

II. Elements of Executive Compensation

     The compensation package for executive officers of the Company, including the Company's Chief Executive Officer, consists of the following basic elements.

     A. Base Salary. The base salaries of executive officers of the Company are set on an individual basis and are designed to enhance the Company's ability to attract and retain highly qualified key executives. Salaries bear a direct relationship to the executive's level of responsibility and reflect his individual talents and skills and are not directly determined by specific reference to overall corporate performance. The base salaries of Saul P.

Steinberg, Robert M. Steinberg, George E. Bello, Lowell C. Freiberg and two other executive officers of the Company are subject to the terms of individual employment agreements. See 'Employment Contracts.'

     B. Annual Bonus. The annual bonus paid to executive officers is a critical element of compensation designed to reward the achievement of short-term corporate goals, as well as individual productivity and performance. The Regular Compensation Committee determines the amounts of the bonuses paid to executive officers (other than the executive officers who are Directors of the Company) based upon performance of the Company and its subsidiaries during the year, as well as upon the contribution of the individual executive to such performance. The bonuses for the named executive officers (other than James E. Yacobucci)

(the 'Executive Bonus Plan Officers') are paid in accordance with the terms of the Executive Bonus Plan. Pursuant to the Executive Bonus Plan, each of the Executive Bonus Plan Officers will be paid a bonus equal to 115% of his annual base salary from the Company and its subsidiaries in the event that at least eight of fourteen preestablished, objective performance goals enumerated in the Executive Bonus Plan are achieved by the Company and its subsidiaries, including the property and casualty operations of the Company ('Reliance Insurance Group') and the title insurance operations of the Company ('CLTIC'). In the event that fewer than eight of the performance goals are achieved, each Executive Bonus Plan Officer's bonus is reduced by 5% of his respective base salary multiplied by the difference between the number of goals achieved and 'eight.' In the event that fewer than two goals are achieved, the Executive Bonus Plan Officers will not be paid any bonus under the Executive Bonus Plan. In the event that at least eight of fourteen performance goals are achieved and the thresholds for either or both of specified preestablished, objective performance goals relating to shareholders' equity and average return on shareholders' equity are achieved each Executive Bonus Plan Officer will be paid an additional bonus of up to 85% of his annual base salary. The business criteria on which the performance goals enumerated in the Executive Bonus Plan are based are (i) the average return on shareholders' equity of the Company, (ii) the combined ratio of the Reliance Insurance Group, (iii) the total return on the combined investment portfolio of the Reliance Insurance Group and CLTIC, (iv) the amount of pretax net realized capital gains of the combined investment portfolio of the Reliance Insurance Group and CLTIC, (v) the pretax operating income (exclusive of capital gains) of the Reliance Insurance Group, (vi) net premiums written of the Reliance Insurance Group, (vii) pretax operating income (exclusive of realized capital gains) of CLTIC, (viii) net premiums earned of CLTIC, (ix) the price of the Common Stock, (x) pretax operating earnings per share (exclusive of realized capital gains of the combined investment portfolio of the Reliance Insurance Group and CLTIC) of the Company, (xi) net investment income of the combined investment portfolio of the Reliance Insurance Group and CLTIC, (xii) debt to capitalization ratio of the Company as of the end of the applicable calendar year and (xiii) shareholders' equity of the Company as of the end of the applicable calendar year.

     The bonus for James E. Yacobucci is generally paid in accordance with the terms of the executive bonus plan for James E. Yacobucci (the 'Yacobucci Plan'). See '1996 Compensation of Executive Officers Other than the CEO'. Such plan provides that, subject to the discretion of the Special Compensation Committee to reduce or eliminate the bonus, Mr. Yacobucci may earn a maximum annual bonus of 400% of his 'base salary,' which for purposes of the Yacobucci Plan is defined as being $1,000,000, if a preestablished, objective performance goal based upon the total return earned during such year on a portion of the consolidated investment portfolio of the Company and its subsidiaries is achieved. The return earned during any year shall include interest and dividend income, realized gains and losses, and unrealized appreciation and depreciation. Responsibility for payment of any bonuses payable under the Yacobucci Plan will be allocated between the Company and any subsidiary in proportion to the amount of base salary paid to Mr. Yacobucci for such year by the Company and such subsidiary. Mr. Yacobucci's salary has always been paid by Reliance Insurance.

     C. Stock Options. Stock option awards provide the most significant element of long-term compensation to executives. Stock options provide compensation in a manner that is intrinsically related to long-term corporate performance and stockholder value because the value of stock options is determined solely by movements in the Company's stock price over the term of the options. Stock option awards are granted at the discretion of the Stock Option Committee (except in the case of the executive officers of the Company with respect to which the grants are made by the Special Compensation Committee), which makes its determinations based on a variety of factors, including the level of responsibility and performance of the executive, his ability to affect stockholder value and the amount of past option grants to the executive.

     D. Retirement Plans. The Company has designed a retirement benefit program to provide executives with retirement compensation that is competitive within its industry and promotes the long-term employment of its executives. The program includes the SIP, which enables participants to contribute a portion of their compensation on a pretax and an after-tax basis and provides for matching contributions. In addition, the Company maintains the Company Pension Plan, a tax-qualified plan, and the Company Supplemental Pension Plan, which together provide a retirement benefit that is a function of an executive's compensation and years of service with the Company. Certain executive officers of the Company participate in the Reliance Insurance Pension Plan, a tax-qualified plan, and the Reliance Insurance Supplemental Pension Plan, which together provide a retirement benefit that is a function of an executive's compensation and years of service with Reliance Insurance.

     E. Subsidiary Compensation. A portion of the salary and bonuses of Saul P. Steinberg and Robert M. Steinberg and all of the salary and bonus of James E. Yacobucci are paid by Reliance Insurance, the principal operating subsidiary of the Company. The amounts paid by Reliance Insurance are included in the 'Salary' and 'Bonus' columns of the Summary Compensation Table above.

III. 1996 Compensation of Executive Officers Other than the CEO

     The Compensation Committees and the Stock Option Committee took actions with respect to executive compensation during 1996 that were consistent with the Company's compensation philosophy and reflected an emphasis on performance-based compensation.

     In accordance with the Company's compensation policies, no executive officer who is not a Director of the Company was eligible to be considered for an increase in base salary during 1996. The Special Compensation Committee granted stock options to 8 executive officers of the Company (including Messrs. Robert M. Steinberg, George E. Bello, Lowell C. Freiberg and James E. Yacobucci) during 1996 in light of their respective contributions to the significant accomplishments of the Company described below. The Special Compensation Committee considered adjustments to the base salaries of Messrs. George E. Bello, Lowell C. Freiberg and Robert M. Steinberg in 1996, who received increases in base salaries effective January 1, 1997 of $50,000 for each of Messrs. Bello and Freiberg and of $140,000 and $35,000, respectively, from the Company and Reliance Insurance for Mr. Steinberg. Mr. Steinberg also received increases in base salaries of $140,000 and $35,000 respectively, from the Company and Reliance Insurance in

1996, which increases were effective February 15, 1996. The Special Compensation Committee determined to increase the base salaries of Messrs. Bello, Freiberg and Steinberg and the amount of those increases based on their respective contributions to the significant business accomplishments achieved by the Company and its subsidiaries over the past several years. These accomplishments include an overall improvement in the financial performance of the Company and the results of its operating units (excluding the effects of an increase in the Company's asbestos and environmental reserve made in the second quarter of 1996 and which related to business written in 1987 and prior years). Since 1994, the Company has achieved consistent increases in its operating and net income, earnings per share and statutory surplus while the combined ratio of the Company's property and casualty operations has improved to levels superior to the industry average. In 1996, the Company's statutory surplus was $1.2 billion, the highest in the Company's history. In addition, the Company's returns on equity have shown significant improvement and, in 1995 and 1996, the Company achieved its goal of providing returns on equity of over 15%. The Special Compensation Committee also considered the role of each of Messrs. Bello, Freiberg and Steinberg in establishing the basis for continued strong performance by the Company, including solidifying its existing business in and expanding further in the international market and entering the non-standard automobile insurance business in the United States. The information above with respect to the Company's performance in 1996 excludes the effects of the increase in the Company's asbestos and environmental reserve made in the second quarter of 1996.

     The annual bonuses for 1996 of the Executive Bonus Plan Officers were paid to such persons in accordance with the terms of the Executive Bonus Plan. All of the performance goals enumerated in the Executive Bonus Plan were achieved by the Company and its subsidiaries in 1996, except for those relating to average return on shareholders' equity, the combined ratio of the Reliance Insurance Group, the pretax operating income of the Reliance Insurance Group and the pretax operating earnings per share of the Company, each of which was adversely impacted by the increase in the Company's asbestos and environmental reserve made in the second quarter of 1996. Based on these achievements, in accordance with the terms of the Executive Bonus Plan, the Executive Bonus Plan Officers each received bonuses equal to 115% (out of a potential of up to 200%) of their base salaries for 1996. The 1997 bonuses for the Executive Bonus Plan Officers will be paid in accordance with the Executive Bonus Plan.

     James E. Yacobucci was not paid a bonus for 1996 pursuant to the Yacobucci Plan because the total return earned on the consolidated equity investment portfolio of the Company and its subsidiaries did not meet the threshold in the Yacobucci Plan. However, the Special Compensation Committee determined that, given the overall performance of the consolidated investment portfolio of the Company and its subsidiaries Mr. Yacobucci merited a bonus for 1996 although that bonus should be 60% lower than the bonus he received for 1995. The Special Compensation Committee determined the amount of that bonus after considering the performance of the equity portfolio and the realized and unrealized gains thereon, the total return on the fixed income portion of the investment portfolio and the increase in net investment income from the portfolio over the prior year. The Special Compensation Committee also considered other indices deemed appropriate by the Special Compensation Committee including Mr. Yacobucci's excellent performance as head of the investment department of the Company and its subsidiaries, his ability to maintain the diversity and liquidity of the investment portfolio and management's continued confidence in Mr. Yacobucci's ability to maximize returns on the investment portfolio in the future.

     At the beginning of 1997, the Regular Compensation Committee determined the amount of the bonuses of executive officers (other than the Executive Bonus Plan Officers and James E. Yacobucci) for 1996 by taking into account the performance goals enumerated in the Executive Bonus Plan and the role of the individual executives in enabling the Company to achieve such goals. The Regular Compensation Committee did not assign objective or relative weights to the performance goals, all of which contributed favorably in the determination of annual bonuses for 1996.

IV. 1996 Chief Executive Officer Compensation

     The compensation of Mr. Saul P. Steinberg, the Company's Chief Executive Officer, is determined by the Special Compensation Committee. Mr. Steinberg's salaries from the Company and Reliance Insurance for 1996 were established in 1992 (and reduced effective January 1, 1994) and incorporated in the New SPS Employment Agreements. Mr. Steinberg's bonuses for 1996 from the Company and Reliance Insurance were paid in accordance with the terms of the Executive Bonus Plan. All of the performance goals set forth in the Executive Bonus Plan, except those relating to the criteria described under '1996 Compensation of Executive Officers Other than the CEO' were achieved by the Company and its subsidiaries in 1996, and, therefore, Mr. Steinberg received bonuses for 1996 equal to 115% (out of a potential of up to 200%) of his base salary from each of the Company and Reliance Insurance. Mr. Steinberg's 1997 bonuses from the Company and Reliance Insurance will be paid in accordance with the Executive Bonus Plan. In 1996, at the request of Mr. Steinberg, the Special Compensation Committee agreed that the Company would purchase an additional split dollar life insurance policy for Mr. Steinberg at a premium of approximately $1,000,000 per year. Based on the terms of the policy, the Company anticipates that, upon the earlier of the termination of the policy or the death of Mr. Steinberg, the Company will receive a refund of substantially all of the premiums paid by it for the policy.

V. Compensation Deduction Limitation

     Beginning in 1994, a new federal law disallowed corporate tax deductibility for certain compensation in excess of $1,000,000 paid to each of a company's chief executive officer and its four other most highly paid executive officers. One of the exceptions to the deductibility limitation is for 'performance-based compensation', provided stockholder approval and other requirements are met. Each of the Executive Bonus Plan, the Yacobucci Plan and the Reliance Group Holdings, Inc. 1994 Stock Option Plan is intended to meet the requirements of the new law and thereby preserve deductibility of both cash bonuses and stock option compensation. In addition, the Special Compensation Committee and the Stock Option Committee have determined that the Company should seek to qualify future stock option compensation under the Reliance Group Holdings, Inc. 1997 Stock Option Plan as 'performance-based compensation'. Accordingly, the Reliance Group Holdings, Inc. 1997 Stock Option Plan is being submitted to the stockholders at the Annual Meeting and is intended to meet the requirements of the new law and preserve deductibility of stock option compensation. Except in the cases of Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci, the 1996 base salaries of the named executive officers did not exceed $1,000,000 and were fully deductible. The portions of the base salaries of Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci that exceed $1,000,000 are not deductible. The bonus for 1996 paid to James E. Yacobucci was not deductible because it was paid outside of the Yacobucci Plan. The lack of deductibility of the portions of the base salaries of Saul P. Steinberg and Robert M. Steinberg and of the portions of the base salary and bonus of James E. Yacobucci did not have a material effect on the Company's 1996 tax liability. The Company believes that stock option compensation under the 1986 Stock Option Plan will not be affected by the deductibility limitation.

  SPECIAL COMPENSATION COMMITTEE     REGULAR COMPENSATION COMMITTEE     STOCK OPTION COMMITTEE
  ------------------------------     ------------------------------     -----------------------
  George R. Baker                       Saul P. Steinberg               George R. Baker
  Thomas J. Stanton, Jr.                Robert M. Steinberg             Jewell Jackson McCabe
                                        Jewell Jackson McCabe           Irving Schneider

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's cumulative total shareholder return on Common Stock for 1992 through 1996 with the returns of the Media General Composite Index of 8,000 Public Companies and the MG Industry Group 262--Fire, Marine, Casualty and Title Index. The graph assumes $100 was invested on January 1, 1992, with all dividends fully reinvested.

                             [PERFORMANCE GRAPH]

                      1991      1992      1993     1994      1995      1996
                      ----      ----      ----     ----      ----      ----
Reliance Group        100      157.5      215      147.31    256.58    282.52
MG Industry Group     100      117.91     120.77   119.61    171.54    206.00
Media General         100      104        119.39   118.39    153.5     185.38


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Regular Compensation Committee of the Board of Directors consists of Saul P. Steinberg, Robert M. Steinberg and Jewell Jackson McCabe. Saul P. Steinberg and Robert M. Steinberg are both officers and employees of the Company. The Special Compensation Committee and the Stock Option Committee of the Board of Directors are comprised solely of the following outside directors:
Special Compensation Committee, George R. Baker and Thomas J. Stanton, Jr.; and Stock Option Committee, George R. Baker, Jewell Jackson McCabe and Irving Schneider. See 'Proposal 1--Election of Directors--Board of Directors and

Committees.'

     A Company subsidiary is the general partner of Reliance Figueroa Associates Limited Partnership ('Reliance Figueroa'), a limited partnership which owns apartment buildings and commercial properties. As general partner of Reliance Figueroa, the Company subsidiary will receive 48% of any cumulative net profits (as defined) realized from the activities of Reliance Figueroa and will receive the benefit of any tax losses. The remainder of any cumulative net profits are allocated to the limited partners of Reliance Figueroa, including Saul P. Steinberg, who has a limited partnership interest of 56%, and Robert M. Steinberg, whose limited partnership interest is 24%. The limited partnership interests of other executive officers of the Company are set forth below under 'Related Party Transactions.' Reliance Financial Services Corporation ('RFS'), a subsidiary of the Company, guarantees certain indebtedness of Reliance Figueroa, for which RFS receives a fee of .5% per annum of the average outstanding debt covered by such guarantees. The amount of indebtedness guaranteed by RFS as of March 31, 1997 was $38,000,000, the largest amount of such indebtedness outstanding since January 1, 1996. The guaranteed indebtedness matures on June 30, 1997. The Company believes that, to the extent that such indebtedness cannot be fully refinanced at maturity, Reliance Figueroa will need to seek additional financing from other sources, which may include the Company. The Company has provided Reliance Figueroa with a $13,000,000 subordinated revolving credit facility, under which borrowings bear interest at a rate of 10% per annum and which matures on June 30, 2005. The Company receives a commitment fee of .5% per annum, payable quarterly, on the unused portion of the revolving credit facility. The amount of indebtedness outstanding under the revolving credit facility as of March 31, 1997 was $12,438,000, the largest amount of such indebtedness outstanding since January 1, 1996.

     During 1996, Reliance Development Group, Inc., a wholly owned subsidiary of the Company retained a real estate brokerage firm for which Thomas J. Stanton, III (the son of Thomas J. Stanton, Jr.) acts as a broker, to act as a co-broker with RDG in locating office premises for certain subsidiaries of the Company. That firm, whose fees were paid by the landlords of the premises eventually leased by the Company subsidiaries, split the total fees earned by them during the year with RDG. The Company believes that Thomas J. Stanton, III will receive more than $60,000 of the total fees retained by the brokerage firm.

     The Company believes that the consideration received and/or paid by it for the related party transactions described above represented fair market value to the Company. Except as set forth above, the consideration received and/or paid by the Company was determined by negotiations between the parties involved in each transaction and, in the case of Reliance Figueroa, was approved by the Special Committee of the Company's Board of Directors, which is comprised solely of outside directors.

                          RELATED PARTY TRANSACTIONS

     A description of certain transactions between the Company and Reliance

Figueroa is set forth above under 'Compensation Committee Interlocks and Insider Participation.' The limited partners of Reliance Figueroa include the following additional executive officers of the Company who hold the following limited partnership interests: Messrs. Bello (3.8%), Freiberg (2.5%), Henry A. Lambert (3.8%), Dennis J. O'Leary (.635%), Philip S. Sherman (.635%), Bruce L. Sokoloff (1.3%) and Howard E. Steinberg (1.3%).

     During 1996, the Company contracted for certain graphic design services with an unaffiliated graphic design firm which subcontracted certain related printing services with a printing company in which a brother-in-law of Messrs. Saul P. Steinberg and Robert M. Steinberg, Joseph Jurist, holds a material interest. Including amounts received pursuant to that subcontracting arrangement, such printing company received approximately $170,000 relating to services provided to the Company and its subsidiaries. Substantially all of the amount paid to the printing company was based on a competitive bidding process and the Company believes such amount represented fair market value to the Company.

            PROPOSAL 2--APPROVAL OF RELIANCE GROUP HOLDINGS, INC.
                            1997 STOCK OPTION PLAN

     The Board of Directors of the Company believes that the Reliance Group Holdings, Inc. 1986 Stock Option Plan, as amended (the '1986 Plan'), and the Reliance Group Holdings, Inc. 1994 Stock Option Plan (the '1994 Plan'), have advanced the interests of the Company and the stockholders by affording officers and other key employees of the Company and its subsidiaries an opportunity to increase their proprietary interest in the Company. There are no options available for grant under either the 1986 Plan or the 1994 Plan. Accordingly, the Board of Directors has approved and recommended for submission to the Company's stockholders the Reliance Group Holdings, Inc. 1997 Stock Option Plan (the '1997 Plan'). The purpose of the 1997 Plan, as was the purpose of the 1986 Plan and 1994 Plan, is to motivate existing employees and reward them for outstanding performance and to attract and retain qualified key personnel necessary for the continued success and progress of the Company and its subsidiaries.

     The 1997 Plan provides for the grant of nonqualified stock options (the 'Options') to officers and key employees of the Company and certain of its affiliates selected by the Stock Option Committee or, in the case of the executive officers of the Company, the Special Compensation Committee. No grants have been made under the 1997 Plan and neither the Stock Option nor the Special Compensation Committee has yet determined which officers or key employees will receive Options under the 1997 Plan. As of March 31, 1997, based on the administration of the 1986 Plan and the 1994 Plan, there were approximately 450 persons who would be eligible to receive grants under the 1997 Plan, including 10 executive officers of the Company, 16 officers of the Company (excluding executive officers) and certain other salaried employees of the Company and its subsidiaries. No director of the Company who is not also an employee is eligible to receive grants under the 1997 Plan.


     The maximum number of shares of Common Stock that may be issued and sold under the 1997 Plan is 7,500,000 (subject to adjustment as described below). No officer or key employee may be issued Options to purchase more than 1,500,000 of the shares of Common Stock (subject to adjustment as described below) issuable under the 1997 Plan during the ten year term of the 1997 Plan. If Options granted under the 1997 Plan terminate or cease to be exercisable without having been wholly exercised, new Options may be granted under the 1997 Plan covering the number of shares of Common Stock to which such termination or cessation relates. The 1997 Plan will terminate on May 8, 2007 (except with respect to outstanding Options), unless earlier terminated.

     In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchanges of shares or otherwise) in the character or amount of the Common Stock (or any other transaction described in Section 424(a) of the Internal Revenue Code of 1986, as amended or the regulations promulgated thereunder (the 'Code')), an Option, to the extent it has been granted but not exercised, shall entitle the optionee to such number and kind of securities as such optionee would have received had such optionee actually owned the Common Stock subject to the Option at the time of the occurrence of such change. Upon the occurrence of any other event that has the result of increasing or decreasing the amount of Common Stock outstanding, the Stock Option Committee or the Special Compensation Committee, as the case may be, has the authority to make such adjustments, if any, to the number of shares subject to the Option, as they determine.

     The exercise price of an Option may not be less than 100% of the fair market value of the Common Stock as of the date of grant in the case of a grant to any of the five most highly compensated executive officers and may not be less than 90% of fair market value of the Common Stock as of the date of grant in all other cases. Subject to the foregoing, the exercise price of an Option will be determined by the Special Compensation Committee in the case of a grant to any executive officer of the Company and by the Stock Option Committee in all other cases. The Stock Option Committee or the Special Compensation Committee, as the case may be, may, in its sole discretion, in exchange for the surrender and cancellation of an Option, grant a new Option having a purchase price lower (or higher) than the purchase price of the Option so surrendered and cancelled and containing such other terms as the Stock Option Committee or the Special Compensation Committee, as the case may be, may deem appropriate. Payment of the exercise price of each Option shall be made in cash, or with the consent of the

Stock Option Committee or the Special Compensation Committee, as the case may be, in whole or in part in shares of Common Stock valued at the then fair market value thereof.

     Unless the Stock Option Committee or the Special Compensation Committee, as the case may be, accelerates the vesting schedule, an Option vests and becomes exercisable in cumulative installments of one-fourth of the number of shares of Common Stock covered thereby after each of the second, third, fourth and fifth anniversaries of the date of grant if the optionee is an employee on such anniversary. An Option vests and becomes exercisable in full at the earliest of the following times if the optionee is then an employee: (i) the optionee's normal retirement date (age 65 or later), (ii) the optionee's death or disability, or (iii) five years after the date of grant thereof. An Option is generally exercisable for ten years from the date of grant, except that it must be exercised, if at all, within one year of termination of employment due to disability or death and within ninety days of termination of employment for any other reason. Options are not transferable except by will or the laws of descent and distribution or as otherwise approved by the Stock Option Committee or the Special Compensation Committee, as the case may be and then only to the extent that the relevant Committee is satisfied that the transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes.

     Solely to the extent deemed necessary or advisable by the Board of Directors, the 1997 Plan will be administered by a committee of two or more persons who satisfy the requirements for a 'non-employee director' under Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Board of Directors of the Company has determined that with respect to non-executive officers of the Company, the committee will be the Stock Option Committee that administers the 1986 Plan and the 1994 Plan and with respect to the executive officers of the Company, the committee will be the Special Compensation Committee of the Board of Directors which also administers the 1994 Plan with respect to executive officers of the Company and which, solely to the extent deemed necessary or advisable by the Board of Directors, will be comprised of two or more persons who satisfy the requirements for 'outside directors' under Section 162(m) of the Code. Generally, no member of the Board of Directors of the Company, the Stock Option Committee or the Special Compensation Committee shall be liable for any act or omission taken or failed to be taken with respect to the 1997 Plan. The expenses of the 1997 Plan will be borne solely by the Company.

     The 1997 Plan may be amended, modified, suspended or terminated by the Board of Directors. Solely to the extent deemed necessary or advisable by the Board for purposes of complying with Section 162(m) of the Code or the rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders.

     As a general rule, no federal income tax is imposed on the optionee upon the grant of an Option and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of an Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. Upon the exercise of an Option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee. Upon subsequent disposition of the Common Stock received upon exercise of an Option, the difference between the amount realized on the disposition and the basis of the Common Stock (exercise price plus any ordinary income recognized) should qualify as long-term or short term capital gain, depending on the holding period.

     At March 31, 1997, under the 1986 Plan and the 1994 Plan 1,075,625 shares of Common Stock had been issued and there were outstanding options to purchase 10,904,500 of Common Stock. Options to purchase 2,838,550 shares of Common Stock were granted to key employees during 1996 at a weighted average exercise price of $8.03, including options to purchase 1,395,000 shares of Common Stock granted to executive officers of the Company. During 1997, through March 31, no options were granted. See 'Options/SAR Grants in Fiscal 1996' Table for the number of options granted to the named executive officers during 1996. No director of the Company who is not also an employee was entitled to receive any grants under the 1986 Plan or the 1994 Plan. Each outstanding option under the 1986 Plan carries one tandem stock appreciation right.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The 1997 Plan is being submitted for stockholder approval so that compensation thereunder meets the requirements under the Code to be deductible by the Company. The 1997 Plan will be approved by the stockholders if a majority of the votes cast on the 1997 Plan at the Annual Meeting are cast "FOR" approval of the 1997 Plan. Shares will be counted as voting 'against' the proposal if they are voted either 'against' or to 'abstain.' Broker non-votes will not change the number of votes cast for or against this proposal and will not be treated as shares entitled to vote. In the event that stockholder approval is not obtained, no grants will be made under the 1997 Plan. However, the members of the Steinberg Group have informed the Company that they intend to vote "FOR" approval of the 1997 Plan, and, therefore, such approval is virtually assured. Your Board of Directors recommends a vote "FOR" approval of the 1997 Plan.

           PROPOSAL 3--APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN OF
                        RELIANCE GROUP HOLDINGS, INC.

     The Board of Directors of the Company has approved and recommended for submission to the Company's stockholders the Employee Stock Purchase Plan of Reliance Group Holdings, Inc. (the 'Plan').

     The purpose of the Plan is to provide eligible employees of the Company and certain of its subsidiaries with convenient opportunities to purchase, through payroll deductions, shares of the Company's common stock at a discount. The Plan enables and, through the discount, encourages these eligible employees to participate in the growth and success of the Company, not only as employees, but also as stockholders.

     The discount permits shares to be purchased at 85% of the lower of the closing price of the Common Stock on the New York Stock Exchange on the first day of each Offering Period (or, if not a business day, the nearest prior business day) or on the last business day of each Offering Period. Subject to stockholder approval, the initial Offering Period will commence on May 5, 1997 and end on December 31, 1997. Thereafter, the Offering Period will be January 1 through the last business day of each calendar year.

     Each eligible employee will be granted the right to purchase such number of whole and fractional shares of Common Stock as does not exceed two hundred percent (200%) of the number of shares determined by dividing (i) the aggregate payroll deductions authorized by the employee, by (ii) 85% of the closing price of the Common Stock on the New York Stock Exchange on the first day (or, if not a business day, the nearest prior business day) of each annual Offering Period. The maximum payroll deduction allowed under the Plan for any eligible employee in any calendar year is the lower of $21,250 and 15% of an eligible employee's compensation.

     All employees of the Company, including directors of the Company who are also employees of the Company, and all employees of any designated subsidiary of the Company are eligible to participate if: such employees are customarily employed by the Company or a designated subsidiary for more than 20 hours per week and for more than five months per calendar year; such employees have been employed by the Company or a designated subsidiary continuously for at least six
(6) months prior to enrolling in the Plan; and such employees are employees of the Company or a designated subsidiary on the first day of the applicable Offering Period. However, no employee may be granted rights under the plan if such employee, immediately after the grant, would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company.

     Since all eligible employees have the same ability to participate in the Plan and the decision to take advantage of that ability is dependent upon the individual investment decisions of the eligible employees, it is not possible to determine the benefits that the executive officers of the Company will receive under the Plan.

     The aggregate number of shares of Common Stock which may be issued under the Plan is ten million (10,000,000) shares, subject to adjustment in the case of stock dividends, stock splits and similar events.

     The Plan will be administered by the Company's Board of Directors or by a committee appointed by the Board. The Board or the Committee has authority to make, amend and rescind rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

The Board may at any time, and from time to time, amend the Plan in any respect, except that in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, or Section 423 of the Code, as amended, or the regulations promulgated thereunder, in each case as in effect from time to time. The Plan will be administered at the Company's expense.

     Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     All funds received by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

     For federal income tax purposes, an eligible employee will not realize income at the date of grant of the right to purchase or date of exercise under the Plan. If no disposition of shares purchased under the Plan is made within two years of the date of grant nor one year from the date of transfer of the shares to the eligible employee, then upon subsequent disposition of the shares, ordinary income will be realized by the employee to the extent of the lesser of
(i) the amount by which the fair market value at such disposition exceeds the price paid, or (ii) the amount by which the closing price on the date of grant exceeds the exercise price. Any further gain will be capital gain. No income tax deduction will be allowed the Company for shares transferred to an employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of exercise over the price paid, and the Company will, generally, be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Plan is being submitted for stockholder approval so that the Plan meets the requirements under Section 423 of the Code. The Plan will be approved by the stockholders if a majority of the votes present or represented and entitled to vote at the Annual Meeting vote "FOR" approval of the Plan. Shares will be counted as voting 'against' the proposal if they are voted either 'against' or to 'abstain.' Broker non-votes will not change the number of votes cast for or against this proposal and will not be treated as shares entitled to vote. In the event that stockholder approval is not obtained, no grants will be made under the Plan. However, the members of the Steinberg Group have informed the Company that they intend to vote "FOR" approval of the Plan, and, therefore, such approval is virtually assured. Your Board of Directors recommends a vote "FOR" approval of the Plan.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the independent auditors to audit the consolidated financial statements of the Company for the year 1997.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING

     Stockholders who intend to present proposals at the 1998 annual meeting of stockholders must submit such proposals to the Company no later than December 12, 1997 in order for them to be included in the Company's proxy materials for such meeting. Stockholder proposals must be submitted to the Company, at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention:
Corporate Secretary.

                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING


     The Board of Directors knows of no other matter to be presented which is a proper subject for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is intended that proxies given pursuant to this solicitation will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                          By Order of the Board of Directors,

                                            Reliance Group Holdings, Inc.


                                               /s/ Howard E. Steinberg

                                                  Howard E. Steinberg,
                                                   Corporate Secretary

                     RELIANCE GROUP HOLDINGS, INC.

                    ANNUAL MEETING OF STOCKHOLDERS
                              MAY 8, 1997

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     RELIANCE GROUP HOLDINGS, INC.

         The undersigned hereby appoints Saul P. Steinberg and Howard E. Steinberg, and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse side, all the shares of common stock of Reliance Group Holdings, Inc. held of record by the undersigned on March 10, 1997, at the Annual Meeting of Stockholders to be held on May 8, 1997 or any adjournments thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein and FOR approval of Proposals 2 and 3.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

This Proxy, when properly executed, will be voted in the manner directed herein or, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR
ELECTION OF THE NOMINEES NAMED BELOW AND FOR PROPOSALS 2 AND 3.
                                                           Please mark   /X/
                                                           your votes as
                                                           indicated in
                                                           this example

1. Election of Directors.

                                                     George R. Baker  Thomas P. Gerrity  Bernard L. Schwartz     Robert M. Steinberg
                                                     Geroge E. Bello  Jewell J. McCabe   Richard E. Snyder       Saul P. Steinberg
    FOR all nominees                WITHHOLD         Dennis A. Busti  Irving Schneider   Thomas J. Stanton, Jr.  James E. Yacobucci
  listed to the right              AUTHORITY         Lowell C. Freiberg
 (except as marked to the  to vote for all nominees  (INSTRUCTION: To withhold authority to vote for any individual nominee write
  contrary to the right)      listed to the right    that nominee's name in the space provided below.)
        /   /                       /  /             -----------------------------------------------------------------------------

2. Approval of the Reliance Group Holdings,   3. Approval of the Reliance Group Holdings, Inc.   4. In their discretion, the Proxies
   Inc. 1997 Stock Option Plan.                  Employee Stock Purchase Plan.                      are authorized to vote upon such
        FOR    AGAINST    ABSTAIN                     FOR    AGAINST   ABSTAIN                      other matters as may properly
      /   /     /   /      /   /                    /   /      /   /     /   /                      come before the meeting or any
                                                                                                    adjournment thereof.

                                                                                                 Please sign exactly as name appears
                                                                                                 below. When shares are held by
                                                                                                 joint tenants, both should sign.
                                                                                   ----------    When signing as attorney,
                                                                                             |   executor, administrator, trustee
                                                                                             |   or guardian, please give full
                                                                                                 title as such. If a corporation,
                                                                                                 please sign in full corporate name
                                                                                                 by President or other authorized
                                                                                                 officer. If a partnership, please
                                                                                                 sign in partnership name by
                                                                                                 authorized person.

                                                                                                 Dated:______________________, 1997
                                                                                                 __________________________________
                                                                                                 Signature
                                                                                                 __________________________________
                                                                                                 Signature if held jointly

                                                                                                 PLEASE MARK, SIGN, DATE AND RETURN
                                                                                                 THIS PROXY CARD PROMPTLY USING THE
                                                                                                 ENCLOSED ENVELOPE.
___________________________________________________________________________________________________________________________________
                                                       FOLD AND DETACH HERE

                        RELIANCE GROUP HOLDINGS, INC.

                            1997 STOCK OPTION PLAN


                                    PART I

                 PURPOSES; DEFINITIONS; SHAREHOLDER APPROVAL;
                 RESERVATION OF SHARES; PARTICIPATION IN PLAN

                                  ARTICLE I

                                   Purposes

         1.1 Purposes of Plan. The purpose of this Reliance Group Holdings, Inc. 1997 Stock Option Plan (this "Plan") is to provide incentives to selected key employees of the Company and/or its Affiliates who contribute, and are expected to contribute, materially to the success of the Company and its Affiliates; to provide a means of rewarding outstanding performance; and to enhance the interest of such key employees in the Company's continued success and progress by providing them a proprietary interest in the Company. Further, this Plan is designed to enhance the Company's ability to maintain a competitive position in attracting and retaining qualified key personnel necessary for the continued success and progress of the Company.


                                  ARTICLE II

                                 Definitions

                  Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1.

         "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Company.

         "Board" or "Board of Directors" means the Board of Directors of the Company.

         "Chairman" means the Chairman of the Board of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means, except as set forth in Article X, the Stock Option Committee appointed by the Board to administer this Plan pursuant to Article VII.


         "Common Stock" means, subject to the provisions of Section 9.3, the authorized common stock of the Company, par value $.10 per share.

         "Company" means Reliance Group Holdings, Inc.

         "Disability" means a physical or mental impairment of sufficient severity such that an Employee is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

         "Employee" means an employee (including an officer) of the Company or of an Affiliate of the Company.

         "Fair Market Value" means the closing price at which the Common Stock of the Company shall have been sold regular way on the New York Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales, or, if at any time the Common Stock shall not be listed on the New York Stock Exchange, the fair market value as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.

         "Key Employee" means an Employee selected to participate in this Plan pursuant to the terms hereof.

         "Non-Qualified Option" means an option to purchase Common Stock, granted by the Company to a Key Employee pursuant to Section 5.1. Non-Qualified Options are not intended to qualify as "incentive stock options" under Section 422 of the Code and the regulations thereunder.

         "Option" means a Non-Qualified Option.

         "Option Agreement" has the meaning assigned to it in Section 5.1(c) hereof.

         "Plan" means the Reliance Group Holdings, Inc. 1997 Stock Option Plan, as set forth herein and as from time to time amended.

         "Special Compensation Committee" means the Special Compensation Committee of the Board.

                                 ARTICLE III

                 Shareholder Approval; Reservation of Shares

         3.1 Shareholder Approval. This Plan shall be effective upon approval of the Plan by a vote of a majority of shares of Common Stock cast on the Plan (including abstentions to the extent abstentions are counted as voting under applicable state law), at an annual meeting of shareholders.

         3.2      Shares Reserved Under Plan.  Subject to adjustment under the provisions of Section 9.3 hereof, the maximum number of shares of Common Stock which may be issued and sold under this Plan is 7,500,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Shares issued pursuant to this Plan shall be subject to all applicable provisions of the Certificate of Incorporation and By-Laws of the Company in existence at the time of issuance of such shares and at all times thereafter. If Options granted under this Plan shall terminate or cease to be exercisable by reason of expiration, surrender for cancellation or otherwise without having been wholly exercised, new Options may be granted under this Plan covering the number of shares to which such termination or cessation relates.

                                  ARTICLE IV

                            Participation in Plan

         4.1 Eligibility to Receive Options. Options under this Plan may be granted only to officers and other Key Employees of the Company or an Affiliate of the Company on the date the Option is granted. A member of the Board of Directors who is not also an Employee of the Company or of an Affiliate of the Company shall not be eligible to receive an Option.

         4.2 Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of an Option shall in any manner be construed to limit in any way the right of the Company or an Affiliate to terminate a Key Employee's employment at any time, without regard to the effect of such termination on any rights such Key Employee would otherwise have under this Plan, or give any right to such a Key Employee to remain employed by the Company or an Affiliate thereof in any particular position or at any particular rate of compensation.

                                   PART II

                                   OPTIONS;
                     TERMINATION OF EMPLOYMENT AND DEATH

                                  ARTICLE V

                                   Options

         5.1      Grants of Options.

         (a) Grant. The Committee or the Special Compensation Committee, as the case may be, may grant Options to Key Employees. All Options under this Plan shall be granted within ten years of the date on which this Plan is approved by the shareholders of the Company. No more than 1,500,000 of the shares issuable under Options granted under this Plan may be granted to any employee over the ten-year term of this Plan, subject to adjustment in accordance with Section 9.3 hereof.

         (b) Option Price. The purchase price per share of Common Stock under each Non-Qualified Option shall be determined by the Committee but shall be not less than 90 percent of the Fair Market Value per share of such Common Stock on the date such Non-Qualified Option is granted. The Option price may be subject to adjustment in accordance with the provisions of Section 9.3 hereof.

         (c) Option Agreements. Options shall be evidenced by Option Agreements in such form and containing such terms and conditions as the Committee shall approve, which terms and conditions need not be the same for all Options (each an "Option Agreement").

         (d)      Options Nontransferable.  An Option granted under this
Plan shall by its terms be nontransferable by the Key Employee otherwise than by will or the laws of descent and distribution, and except, solely to the extent permitted by the Committee in an Option Agreement, to such persons or entities that may be approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration being received therefor. No transfer of an Option by a Key Employee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may determine necessary to establish the validity of the transfer.

         (e) Substitution and Cancellation. The Committee, in its sole discretion, may grant to an Employee who has been granted an Option under this Plan, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower (or higher) than the purchase price provided in the Option so surrendered and cancelled and containing such other terms as the Committee may deem appropriate.

         5.2      Exercise of Options.

         (a) Term of Options; Vesting. The term of each Option granted under this Plan shall be ten (10) years from the date of grant, except that a Non-Qualified Option with a per share Option price that equals or exceeds Fair Market Value per share on the date of grant shall have a term of ten (10) years and ten (10) days from the date of grant. An Option granted under this Plan shall become 100% vested at the earliest of the following times if the Optionee is an Employee at such time: (i) the Employee's normal retirement date (age 65 or later), (ii) the Employee's death or Disability, or (iii) five years from the date of grant. Each Option shall vest and become exercisable in cumulative installments to the extent of 25% of the number of shares originally covered thereby on and after the second, third, fourth and fifth anniversaries of the grant of the Option, if the Optionee is an Employee on such anniversary. In its sole discretion, the Committee or the Special Compensation Committee, as the case may be, may prescribe shorter installments or accelerate the exercisability of any Option at any time.

         (b) Payment on Exercise. No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock valued at the then Fair Market Value thereof. Stock certificates for the shares of Common Stock so paid for will be issued and delivered to the person entitled thereto only at the Company's office in New York, New York. No Key Employee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such Employee shall have become the holder of record of such share, and, except as otherwise permitted in Section 9.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such Employee shall have become the holder of record thereof.

         (c) Exercise upon Dissolution, Liquidation or Winding Up. If at any time after an Option has become exercisable and prior to its exercise and expiration, a voluntary dissolution, liquidation (other than a liquidation into another corporation which agrees to continue this Plan) or winding up of the affairs of the Company shall be proposed, the Company shall cause notice in writing to be mailed to each person holding an Option under this Plan, which notice shall be mailed not less than twenty days prior to the closing of the transfer books of the Company or the record date for determination of the holders of Common Stock of the Company entitled to participate in such dissolution, liquidation or winding up, as the case may be, to the end that during such notice period the holder of any Option, to the extent that the same is then exercisable by such holder, may, subject to the terms of Article V hereof, purchase Common Stock in accordance with the terms of the Option and be entitled, in respect of the number of shares so purchased, to all the rights of the other holders of Common Stock of the Company with respect to such proposed dissolution, liquidation or winding up of the affairs of the Company. Each Option at the time outstanding shall terminate at the close of business on the twentieth day after mailing of such notice to the holder of such Option or on the record date for determination of holders of Common Stock entitled to participate in such dissolution, liquidation or winding up, whichever date is later.


                                  ARTICLE VI

                     Termination of Employment and Death

         6.1 Termination of Employment. Unless earlier terminated in accordance with its terms, an Option shall terminate after 90 days after any of the following:

         (a) voluntary termination of employment by the Key Employee, with or without consent of the Company,

         (b)      termination of employment of the Key Employee by the

         Company or any of its Affiliates, with or without cause, or

         (c) termination of employment of the Key Employee for any other reason, including retirement under a retirement plan maintained by the Company, or because the Affiliate employing such Key Employee ceases to be an Affiliate of the Company and such Employee does not, prior thereto or contemporaneously therewith, become a Key Employee of the Company or of another Affiliate.

         6.2 Death or Disability of Optionee. If a Key Employee's employment is terminated as a result of Disability or death, such Employee or such Employee's legal representatives, shall be entitled to exercise the Option in whole or in part at any time within one year following the Disability or death of such Key Employee.

         6.3 Employment. For all purposes of this Plan, and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

                                   PART III

                  ADMINISTRATION, AMENDMENT AND TERMINATION
                            OF PLAN; MISCELLANEOUS

                                 ARTICLE VII

                            Administration of Plan

         7.1 The Committee. This Plan shall be administered by a Committee of three or more persons, all of whom shall be members of the Board and shall be appointed by, and serve at the pleasure of, the Board. Solely to the extent deemed necessary or advisable by the Board to satisfy the requirements of Rule 16b-3 of the Exchange Act, each Committee member shall meet the definition of a "Non- employee Director" for purposes of such Rule 16b-3. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and the Option Agreements (which agreements need not be identical), to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee and each of the members thereof, and Employees of the Company, and their respective successors in interest.


         7.2 Liability of Committee. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with this Plan, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

         7.3 Determinations of the Committee. In making its determinations concerning the Key Employees who shall receive Options, as well as the number of shares to be covered thereby and time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective Key Employees, their past, present and potential contribution to the Company's success and such other factors as the Committee may deem relevant.
The Committee shall also determine the form of Option Agreements to be issued under this Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its discretion or in accordance with a direction from the Board, waive any provisions of any Option Agreement, provided such waiver is not inconsistent with the terms of this Plan as then in effect.

         7.4 Plan Sponsors; Expenses. The Committee shall act on behalf of the Company as sponsor of the Plan. All expenses associated with the Plan shall be borne by the Company.


                                 ARTICLE VIII

                      Amendment and Termination of Plan

         8.1 Amendment of Plan. This Plan may be amended at any time and from time to time by the Board of Directors of the Company. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with Section 162(m) of the Code or the rules of any securities exchange or for any other reason, the Board of Directors of the Company may seek the approval of any such amendment by the Company's stockholders. No termination or amendment of this Plan, without the consent of the holder of any Option then existing, may terminate such holder's Option or materially and adversely affect such holder's rights thereunder.


         8.2 Termination. The Board of Directors of the Company may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on the tenth anniversary of the effective date of the Plan. No Options may be granted after this Plan has terminated. After this Plan shall terminate, the function of the Committee will be limited to supervising the administration of Options previously granted.


                                  ARTICLE IX

                           Miscellaneous Provisions

         9.1      Restrictions Upon Grant of Options.  The listing upon the
New York Stock Exchange or the registration or qualification under any Federal or State law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Options or the resale or other disposition of any such shares of Common Stock by or on behalf of the Employees receiving such shares) may be necessary or desirable and, in any such event, delivery of the certificates for such shares of Common Stock shall, if the Board of Directors, in its sole discretion, shall determine, not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended ("1933 Act"), other than on Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         9.2 Restrictions upon Resale of Unregistered Stock. If the shares of Common Stock that have been transferred to a Key Employee pursuant to the terms of this Plan are not registered under the 1933 Act, pursuant to an effective registration statement, such Key Employee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Key Employee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act and
(ii) that such Key Employee is acquiring such shares of Common Stock for such Employee's own account and not with a view to the distribution thereof.

         9.3 Adjustments. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchanges of shares or otherwise) in the character or amount of the Company's capital stock (or any other transaction described in Section 424(a) of the Code) after any Option is granted hereunder and prior to the exercise thereof, the Option, to the extent that it has not been exercised, shall entitle the holder to such number and kind of securities as such holder would have been entitled to had such holder actually owned the stock subject to the Option at the time of the occurrence of such change. If any such event should occur, the number of shares subject to Options which are authorized to be issued hereunder, but which have not been issued, shall be similarly adjusted. If any other event shall occur, prior to the exercise of an Option granted to a Key Employee hereunder, which shall increase or decrease the amount of capital stock outstanding and which the Committee, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the holder should be permitted to acquire, such adjustment as the Committee shall determine may be made, and when so made shall be effective and binding for all purposes of this Plan.

         9.4 Withholding of Taxes. Each Key Employee who exercises an Option to purchase Common Stock shall agree to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the transfer to such Employee of such shares of Common Stock.

         9.5 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted under this Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

         9.6 Other Grants. Options may be granted under this Plan from time to time in substitution for stock options and/or stock appreciation rights held by employees of other corporations who are or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substituted Options so granted may vary from the terms and conditions set forth in Part II to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the substituted stock incentives.

         9.7 Other Benefits. Nothing contained herein shall prevent the Company from establishing other incentive plans in which Key Employees in the Plan may also participate. No award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan (and specifying the type of such compensation) shall be considered as compensation under such plan.


                                   PART IV

                 PROVISIONS RELATING TO CERTAIN KEY EMPLOYEES

                                  ARTICLE X

           Limitation on Grants; Applicability of Other Provisions

         10.1 Limitations With Respect To Executive Officers. Notwithstanding any other provision contained in the Plan, the Special Compensation Committee shall have the exclusive right to grant Options to the executive officers of the Company. Solely to the extent deemed necessary or advisable by the Board to satisfy the requirements of Section 162(m) of the Code, each Special Committee member shall meet the definition of a "outside director" for purposes of such Section 162(m). Any Options so granted in any year, shall be granted, in the case of the persons who are the Chairman and the four other most highly compensated executive officers, at not less than Fair Market Value.

         10.2 Applicability of Other Provisions. Grants of Options to any executive officer of the Company in exchange for the surrender and cancellation of any Option pursuant to Section 5.1(e) shall be made only if the purchase price of the newly granted Option is at least the Fair Market Value of the Common Stock on the date such Option is granted. Any Option granted to an executive officer of the Company that is cancelled pursuant to Section 5.1(e), shall continue to be counted against the maximum number of shares that may be granted to any Key Employee in accordance with Section 5.1(a). The provisions of Article VII shall be incorporated herein as if included herein, except that "Special Compensation Committee" shall replace "Committee" whenever it appears therein.

                          RELIANCE GROUP HOLDINGS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                February 7, 1997


         The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Reliance Group Holdings, Inc. (the "Company") and certain of its subsidiaries with convenient opportunities to purchase shares of the Company's common stock, par value $.10 per share (the "Common Stock"), commencing on May 5, 1997. The aggregate number of shares of Common Stock which may be issued under the Plan shall be Ten Million (10,000,000) shares, subject to adjustment as provided in Section 16 hereof.

         1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make, amend and rescind rules and regulations for the administration of the Plan (except as otherwise provided in Section 2 below) and its interpretation and decisions with regard thereto shall be final and conclusive. The Plan will be administered at the Company's expense.

         2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"). All employees of the Company, including directors of the Company who are also employees of the Company, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Chairman of the Board of the Company from time to time (a "Designated Subsidiary;" provided that such term shall not include any company which is not a subsidiary of the Company on the Exercise Date (as defined in Section 10)), are eligible to participate in any one or more of the offerings of Options (as defined in Section 10) to purchase Common Stock under the Plan; provided that:

                  (a) such employees are customarily employed by the Company or a Designated Subsidiary for more than 20 hours per week and for more than five months per calendar year;

                  (b) such employees have been employed by the Company or a Designated Subsidiary for at least six (6) continuous months prior to enrolling in the Plan; and

                  (c) such employees are employees of the Company or a Designated Subsidiary on the first day of the applicable
         Offering Period (as defined below);

and provided further that, no employee may be granted an Option (as defined in Section 10) hereunder if such employee, immediately after the option is granted,

would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase under outstanding stock options shall be treated as stock owned by the employee.

         3. Offerings. The Company will make one or more offerings ("Offerings") to eligible employees to purchase Common Stock under the Plan. Offerings will begin May 5, 1997 or on such later date as the Committee shall determine, with respect to the 1997 calendar year (the "Initial Year"), and each January 1st thereafter (the "Offering Commencement Date"). Each Offering Commencement Date will begin a calendar year period (an "Offering Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Offering Period; provided, however, that with respect to the Initial Year, the period commencing on May 5, 1997 (or such later date as the Committee shall determine) and ending on December 31, 1997 shall constitute the Offering Period.

         4. Participation. An employee eligible on, or who will be eligible as of, the Offering Commencement Date of any Offering Period may participate in such Offering by completing and forwarding a payroll deduction authorization form ("Payroll Form") to the employee's appropriate payroll office no later than April 22, 1997, in the case of the Offering Period for the Initial Year, and no later than December 1, for each subsequent Offering Period. The Payroll Form will authorize a regular payroll deduction from the Compensation (as defined below) received by the employee during the Offering Period in the amounts permitted by Section 5 below. Subject to limitations contained in clause
(a) of Section 5 hereof, unless an employee files a new Payroll Form, withdraws from the Plan or ceases to be eligible to participate in the Plan, such employee's deductions and purchases will continue at the rate specified in such employee's Payroll Form for future Offerings under the Plan for as long as the Plan remains in effect.

         The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses (such as relocation allowances for travel expenses), income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, the amount of pre-tax contributions, if any, authorized by the employee under any plan maintained by the Company or the Designated Subsidiary that qualifies under Section 401(k) or
Section 125 of the Code.

         5. Deductions. (a) With respect to any Offering, an employee may authorize a payroll deduction in a fixed dollar amount per pay period; provided that (i) an employee's aggregate payroll deductions during any Offering Period cannot exceed 15% of such employee's annualized Compensation (rounded to the next highest whole dollar amount), and (ii) an employee's maximum aggregate payroll deductions with respect to any Offering Period may not exceed $21,250.

The employee's fixed dollar payroll deduction shall be indicated on the employee's Payroll Form.

                  (b) Contributions to the Plan may be made only by means of payroll deductions. Accordingly, an employee who is on an unpaid leave from the Company or any Designated Subsidiary (whether pursuant to a disability leave, a leave of absence or otherwise) at any time during an Offering Period (including on the Offering Commencement Date) but who is eligible to participate in the Plan on the Offering Commencement Date of any Offering and has completed and forwarded the Payroll Form in accordance with Section 4 hereof will be entitled to participate in such Offering; provided, however, that such employee will not be entitled to make contributions to the Plan at any time during such unpaid leave from the Company or a Designated Subsidiary and will be entitled to make contributions to the Plan by means of payroll deductions once his or her pay from the Company or a Designated Subsidiary is resumed.

                  (c) No employee may be granted an Option (as defined in Section 10) which permits such employee the right to purchase Common Stock under the Plan and any other stock purchase plan of the Company and its subsidiaries, taken together, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined on the Offering Commencement Date of the Offering Period or the nearest prior business day) for each calendar year in which the Option is outstanding at any time.

         6. Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Offering

Period by filing a new Payroll Form. However, an employee may not increase his or her payroll deduction during an Offering Period. If an employee elects to discontinue his or her payroll deductions during an Offering Period, but does not elect to withdraw his or her funds pursuant to Section 9 hereof, funds deducted prior to such employee's election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined in Section 10).

         7. Accounts. The Board or the Committee shall appoint a custodian, which may be the Company or an affiliate of the Company (the "Custodian"), to maintain an account for each employee in the Plan (the "Account"), which Account shall reflect, at any time, the number of shares of Common Stock theretofore purchased under the Plan by such employee. Each employee who is a participant in the Plan shall receive a statement as soon as practicable after the end of each Offering Period reflecting the purchases for such employee's Account under the Plan through the end of such Offering Period.

         8. Interest. Interest will not be paid on (a) any payroll deductions, except to the extent that the Board or the Committee, in its sole discretion, elects to credit such payroll deductions with interest at such per annum rate as it may from time to time determine, or (b) any amounts which are returned to the employee because such employee's payroll deductions exceeded 15% of such employee's Compensation.


         9. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in an Offering Period, and for any reason, permanently withdraw all amounts theretofore deducted from such employee's compensation (without interest thereon) and thereby withdraw from participation in an Offering (a "Withdrawal"). Partial withdrawals are not permitted. Notice of any withdrawal, on forms approved by the Company, must be received by the Company prior to 5:00 p. m., Eastern Time, on the last business day in an Offering Period. In the event of a Withdrawal, the employee may not resume participation in the Plan during the remainder of the Offering Period during which such Withdrawal occurred. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

         10. Purchase of Shares. (a) On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Offering Period (the "Exercise Date") (provided that such employee is an employee of the Company or any of its Designated Subsidiaries on the Exercise Date, or on any date which is within 45 days prior to the

Exercise Date), at the option price hereinafter provided, such number of whole and fractional shares of Common Stock of the Company reserved for purposes of the Plan as does not exceed two hundred percent (200%) of the number of shares determined by dividing (i) the aggregate payroll deductions authorized by the employee on the Payroll Form with respect to the Offering Period, by (ii) 85% of the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is no longer listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed) on the Offering Commencement Date of the Offering Period or the nearest prior business day (subject to the limitations set forth herein pursuant to Section 423 of the Code).

                  (b)  The purchase price for each share purchased (the
"Option Price") by an employee will equal 85% of the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is no longer listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed) on (i) the Offering Commencement Date of the Offering Period or the nearest prior business day or (ii) the Exercise Date, whichever closing price shall be less. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.

                  (c) Each employee who (i) has not made a Withdrawal and (ii) was an employee of the Company or a Designated Subsidiary within 45 days prior to the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole and fractional shares of Common Stock reserved for the purpose of the Plan that such employee's accumulated payroll deductions on such date will pay for as determined by the Option Price set forth in paragraph (b)

above (but not in excess of the maximum number determined in the manner set forth in paragraph (a) above).

         11. Issuance of Certificates. After an employee or Plan participant has held shares of Common Stock purchased under the Plan for two years from the date of grant of the Option to purchase such shares, the employee or Plan participant may request from the Company a certificate (or certificates) representing such shares. Certificates may be issued only in the name of the employee or Plan participant, or in the name of the employee or Plan participant and another person of legal age as joint tenants with rights of survivorship.

         12.      Rights on Retirement, Death, or Termination of Employment.
In the event of a participating employee's termination of employment prior to the last business day of an Offering Period, no further payroll deductions shall be taken from any pay due and owing to an employee and, unless such event has occurred within 45 days prior to the Exercise Date, the amount of all payroll deductions thereto made by employee shall be paid to the employee (without interest) or, in the event of the employee's death, (a) to a beneficiary previously designated by the employee or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. Any shares in the employee's Account shall be delivered by the Custodian to the employee or his or her legal representative as soon as practicable following such termination. If, (i) prior to the last business day of the Offering Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, or (ii) the employee is not an employee of the Company or any of its Designated Subsidiaries on any date which is 45 days prior to the Exercise Date, in any such case the employee shall be deemed to have terminated employment for the purposes of the Plan.

         13. Optionees Not Stockholders. Neither the granting of an Option to an employee nor deductions from such employee's pay shall render such employee a stockholder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.

         14. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         15. Application of Funds. All funds received by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

         16. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 10, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

17. Adjustments. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchanges of shares or otherwise) in the character or amount of the Common Stock (or any other transaction described in Section 424 (a) of the Code) after any Option is granted hereunder and prior to the exercise thereof, the Option, to the extent that it has not been exercised, shall entitle the holder to such number and kind of securities as such holder would have been entitled to had such holder actually owned the stock subject to the Option at the time of the occurrence of such change, with any such adjustment and adjustment in the exercise price of the Option to be made in accordance with Section 424(a) of the Code. If any such event should occur, the number of shares subject to Options which are authorized to be issued hereunder, but which have not been issued, shall be similarly adjusted. If any other event shall occur, prior to the exercise of an Option granted hereunder, which shall increase or decrease the amount of Common Stock outstanding and which the Board or the Committee, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the holder of such Option should be permitted to acquire, such adjustment as the Board or the Committee shall determine may be made, and when so made shall be effective and binding for all purposes of this Plan.

         18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

         19. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the Board or the Committee will allot, in such manner as it may determine (provided that all employees granted options under the Plan shall have the same rights and privileges with respect thereto), the shares of Common Stock then available.

         20. Termination of the Plan. The Plan may be terminated at any time by the Board; provided that such termination will not apply to then outstanding Options.

         21. Governmental Regulations. (a) The Company's obligation to sell and deliver Common Stock under the Plan is subject to listing of the Common Stock on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of the Common Stock.

                  (b) The Plan shall be governed by New York law, except to the extent that such law is preempted by federal law.

                  (c) The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act and Section 423 of the Code. Any provision inconsistent with such rule or such Section shall to that extent be inoperative and shall not affect the validity of the Plan.

         22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, from any combination of the foregoing or from any other proper source.

         23. Window Periods. Dispositions of shares purchased under the Plan may be made only during the following specified window periods:
February 20 through March 5, May 5 through May 20, August 5 through August 20 and November 5 through November 20. No dispositions may be made after 5:00 p.m. (Eastern Time) on the last business day of each window period.

         24. Notification upon Sale of Shares. Each employee agrees by entering the Plan to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased. If an employee or Plan participant disposes of any shares of Common Stock purchased under the Plan within two years after the date of grant of the Option to purchase such shares (a "Disqualifying Disposition"), the Disqualifying Disposition shall be made only through the brokerage facilities provided by the Plan.

         25. Effective Date and Approval of Shareholders. The Plan shall take effect on February 7, 1997, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board; provided that, if approval of the Company's shareholders is not received prior to twelve months of the adoption of the Plan by the Board, no shares of Common Stock shall be purchased under the Plan and all amounts deducted from participants' Compensation during the Initial Offering Period under the Plan shall be returned as promptly as practicable thereafter, without interest.